As filed with the Securities and Exchange Commission on March 14, 2006.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lincoln National Capital VII
Lincoln National Capital VIII
Lincoln National Corporation	Lincoln National Capital IX
(Exact name of registrant as specified in its charter)	(Exact name of each registrant as
specified in its Trust Agreement)

Indiana	Delaware
(State or other jurisdiction of	(State or other jurisdiction of
incorporation or organization)	Incorporation or organization of each registrant)

35-1140070	Each to be Applied for
(I.R.S. Employer	(I.R.S. Employer
Identification Number)	Identification No.)

c/o LNC National Corporation
1500 Market Street, Suite 3900	1500 Market Street, Suite 3900
Philadelphia, Pennsylvania 19102	Philadelphia, Pennsylvania 19102
(215) 448-1400	(215) 448-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Dennis L. Schoff

Senior Vice President & General Counsel

Lincoln National Corporation

Centre Square West Tower

1500 Market Street, Suite 3900

Philadelphia, PA 19102

(215) 448-1400

(Name, Address, Including Zip Code, and Telephone Number, Including

Area Code, of Agent for Service)

COPY TO:

Charles A. Brawley, III

Vice President and Associate General Counsel

Lincoln National Corporation

1500 Market Street, Suite 3900

Philadelphia, PA 19102

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/Proposed maximum offering price/Amount of registration fee
Securities of Lincoln National Corporation:	(1), (2)
Debt Securities(2)
Common Stock, no par value(3)
Preferred Stock
Warrants(4)
Stock Purchase Contracts(5)
Depositary Shares (6)
Stock Purchase Units (7)
Guarantees of Trust Preferred Securities of Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX(8)
Trust Preferred Securities
Lincoln National Capital VII
Lincoln National Capital VIII
Lincoln National Capital IX

(1)          An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices.  In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, Lincoln National Corporation (“LNC”) is deferring payment of the entire registration fee, except for $55,200 that has already been paid with respect to the $600,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-84728, and were not sold thereunder.

(2)          In addition, this Registration Statement includes such presently indeterminate number of offered securities as may be issuable from time to time upon conversion or exchange of the offered securities being offered hereunder, including upon the exercise of warrants or delivery upon settlement of stock purchase contracts.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(3)          Each share of common stock includes one common share purchase right, which is not exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

(4)          Including such indeterminate number of warrants as may, from time to time, be issued at indeterminate prices, representing rights to purchase debt securities, preferred stock, common stock or other securities registered hereunder.  Warrants may be sold separately or with debt securities, preferred stock, common stock or other securities registered hereunder.

(5)          Each stock purchase contract obligates the registrant to sell, and the holder thereof to purchase, an indeterminate number of shares of common stock or preferred stock.

(6)          Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(7)          Each stock purchase unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt securities, warrants or purchase contracts, which may or may not be separable from one another.

(8)          LNC is registering under this registration statement guarantees and all other obligations that it may have with respect to trust preferred securities issued by Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX.  No separate consideration will be received for any guarantee or any such other obligations.

Pursuant to Rule 429 of the Securities Act of 1933, the prospectus included in this registration statement also relates to $600,000,000 of securities registered and remaining unissued under registration statement No. 333-84728 previously filed by LNC, with respect to which the filing fee has previously been paid to the SEC.  In the event that any of such previously registered securities are offered prior to the effective date of this registration statement, the amount of such securities will not be included in any prospectus hereunder.  The amount of securities being registered, together with the remaining securities registered under registration statement Nos. 333-84728, represents the maximum amount of securities which are expected to be offered for sale.

LINCOLN NATIONAL CORPORATION

Debt Securities

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Depositary Shares

Stock Purchase Units

Lincoln National Capital VII

Lincoln National Capital VIII

Lincoln National Capital IX

Trust Preferred Securities

fully and unconditionally guaranteed, as described herein,

 by Lincoln National Corporation

We will provide you with more specific terms of these securities in supplements to this prospectus.

Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX are Delaware statutory trusts which may offer from time to time trust preferred securities representing preferred undivided beneficial interests in the assets of the applicable trust.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering.

Our common stock is listed on the New York, Chicago and Pacific Stock Exchanges, under the symbol “LNC.”

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Prospectus dated March 14, 2006.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover.  Our business, financial condition, results of operations and prospects may have changed since that date.

For North Carolina Residents:  The Commissioner of Insurance for the State of North Carolina has not approved or disapproved these securities nor has the Commissioner ruled upon the accuracy or adequacy of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is one part of a “shelf” registration statement that we have filed on Form S-3 with the SEC under the Securities Act.  By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated By Reference” below.  Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the Securities and Exchange Commission, or SEC.  You may read and copy any document we file with the SEC at:

•                  the public reference room maintained by the SEC in Washington, D.C. (100 F Street, N.E., Room 1580, Washington, D.C. 20549).  Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates.  You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330, or

•                  the SEC website located at www.sec.gov.

Information about us is also available on our website at http://www.lfg.com.  This URL and the SEC’s URL above are intended to be inactive textual references only.  Such information on our or the SEC’s website is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus.  This means that we can disclose important information to you by referring you to another document.  Any information referred to in this way is considered part of this prospectus from the date we file that document.  Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed (File No. 1-6028) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•                  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2005;

•                  Our Current Reports on Form 8-K filed with the SEC on January 20, February 16, March 4, May 12 (except Item 7.01 on such Form 8-K shall not be deemed incorporated by reference herein), October 11 and December 27, 2005 and January 13, January 20, January 31,  February 13, February 14 (one report), and February 28, 2006;

•                  The description of our Common Stock contained in Form 10 filed with the SEC on April 28, 1969, including any amendments or reports filed for the purpose of updating that description; and

•                  The description of our Common Stock purchase rights contained in our Registration Statement on Form 8-A/A, Amendment No. 1, filed with the SEC on December 2, 1996, including any amendments or reports filed for the purpose of updating that description.

Each document filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents), copies of all documents constituting part of the prospectus for the Plan and copies of the Plan.  Please direct your oral or written request to:

C. Suzanne Womack

2nd Vice President & Secretary

1500 Market Street, Ste. 3900

Philadelphia, PA  19102

215-448-1475

DESCRIPTION OF SECURITIES WE MAY OFFER

Debt Securities

Senior Debt Securities

We may issue the senior debt securities in one or more series under an indenture dated as of September 15, 1994 between LNC and The Bank of New York, as trustee.  For purposes of this section, we refer to the indenture, as supplemented from time to time, as the “indenture” and to The Bank of New York or any successor or additional trustee, in its capacity as trustee under the indenture, as the “trustee.”  The indenture and the form of the senior debt securities are filed as exhibits to the registration statement that includes this prospectus.  The indenture has been qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

This summary of the indenture and the senior debt securities relates to terms and conditions applicable to the senior debt securities generally.  We will summarize the particular terms of any series of senior debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.  Because the summary of the material provisions of the indenture and the senior debt securities set forth below and the summary of the material terms of a particular series of senior debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the indenture and the senior debt securities for complete information regarding the terms and provisions of the indenture (including defined terms) and the senior debt securities. Wherever we refer to particular articles, sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference.

General

The senior debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated indebtedness.  The indenture does not limit the amount of senior debt securities which we may issue under it, and it provides that senior debt securities may be issued up to the aggregate principal amount that we authorize from time to time.

Please refer to the applicable prospectus supplement for the following terms of a particular series of senior debt securities being offered:

•                  the title, aggregate principal amount and authorized denominations of the senior debt securities;

•                  the percentage of their principal amount at which the senior debt securities will be issued;

•                  the date or dates on which the senior debt securities will mature;

•                  the rate or rates per annum (which may be fixed or variable), if any, at which the senior debt securities will bear interest or the method of determining or calculating such rate or rates;

•                  the times at which any such interest will be payable;

•                  the currency or units of two or more currencies in which the senior debt securities are denominated and in which principal and any premium, interest and additional amounts (described below) will or may be payable;

•                  the dates, if any, on which and the price or prices at which we may redeem the senior debt securities pursuant to any optional or mandatory sinking fund provisions, and other terms and provisions of any sinking fund;

•                  any redemption terms or any terms for repayment of principal amount at the option of the holder;

•                  whether and under what circumstances we will pay additional amounts in respect of certain taxes imposed on certain holders or as otherwise provided;

•                  the terms and conditions upon which such senior debt securities may be convertible into shares of our common stock or our other securities, including the conversion price, conversion period and other conversion provisions;

•                  the defeasance provisions, if any, that are applicable to the senior debt securities (other than those described in this prospectus);

•                  whether the senior debt securities are to be issuable in global form and, if so, the terms and conditions, if any, upon which interests in senior debt securities issued in global form may be exchanged, in whole or in part, for the individual senior debt securities represented by the global senior debt security and the initial depository for the global senior debt security;

•                  the person to whom any interest on a registered security is payable, if other than the registered holder, or the manner in which any interest is payable on a bearer security if other than upon presentation of the related coupons; or

•                  any other specific terms of the senior debt securities.

Principal, interest and premium and additional amounts, if any, will be payable in the manner, at the places and subject to the restrictions set forth in the indenture, the senior debt securities and the prospectus supplement relating thereto.

Unless we specify otherwise in the applicable prospectus supplement, we will issue the senior debt securities in fully registered form without coupons.  When we issue senior debt securities of any series in bearer form, we will describe in the applicable prospectus supplement the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to the senior debt securities and to payment on and transfer and exchange of the senior debt securities.

We may issue senior debt securities as discounted senior debt securities that bear no interest or that bear interest at a below market rate at the time of issuance to be sold at a substantial discount below their stated principal amount.  We will describe the U.S. federal income tax consequences and other special considerations applicable to any discounted senior debt securities in the applicable prospectus supplement.

If the purchase price of any senior debt securities is payable in one or more foreign currencies or currency units or if any senior debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or premium, or interest, if any, on, any senior debt securities is payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to the senior debt securities and foreign currency or currency units in the applicable prospectus supplement.

Holders may present senior debt securities for exchange, and holders may present registered senior debt securities for transfer, in the manner, at the places and subject to the restrictions set forth in the indenture, the senior debt securities and the applicable prospectus supplement.  Holders of senior debt securities in bearer form and the related coupons may transfer them by delivery.  No service charge will be made for any transfer or exchange of senior debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. (Section 2.06)

If the senior debt securities are convertible into shares of common stock, the conversion price payable and the number of shares purchasable upon conversion may be subject to adjustment in certain events as set forth in the applicable prospectus supplement.

Form, Registration, Transfer and Exchange

We may issue senior debt securities of a series solely as registered securities, solely as bearer securities (with or without coupons attached) or as both registered securities and bearer securities.  We may issue senior debt securities of a series in whole or part in the form of one or more global senior debt securities, which we refer to in this prospectus as “global securities”, as described below under “Global Senior Debt Securities.”

Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations.  In addition, if senior debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, subject to the terms of the indenture, to exchange bearer securities and the appropriate related coupons of that series for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.  Unless otherwise indicated in the applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to the interest payment date.  Interest will not be payable with respect to the registered security issued in exchange for the bearer security.  Instead, that interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture.  Bearer securities will not be issued in exchange for registered securities. (Sections 2.06, 2.12 and 4.01)

Holders may present senior debt securities for exchange as provided above, and unless otherwise indicated in the applicable prospectus supplement, holders may present registered securities for registration of transfer (duly endorsed, or accompanied by a duly executed written instrument of transfer), at the office of any transfer agent that we designate for that purpose with respect to any series of senior debt securities and referred to in the applicable prospectus supplement.  This may be done without service charge upon payment of any taxes and other governmental charges as described in the indenture.  The transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request.  We may at any time rescind the designation of any transfer agent.  However, no such designation or rescission will in any manner relieve us of our obligation to maintain an office or agency in each place of payment for senior debt securities of a series.  We may at any time designate additional transfer agents with respect to any series of senior debt securities. (Sections 2.06 and 4.02)

If senior debt securities of any series are redeemed, we will not be required to:

•                  register the transfer or exchange of senior debt securities of that series during a 15-day period before the selection of the securities of that series to be redeemed;

•                  register the transfer of or exchange any registered security, or portion thereof, selected for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•                  exchange any bearer security called for redemption except, to the extent provided with respect to any series of senior debt securities and referred to in the applicable prospectus supplement, to exchange such bearer security for a registered security of that series of like tenor and principal amount that is immediately surrendered for redemption.  (Section 2.06)

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of principal and premium, interest and additional amounts, if any, on registered securities will be made at the office of the paying agent or paying agents that we may designate from time to time.  However, at our option, we may make payment of interest and any additional amounts by check or draft mailed to the address, as it appears in the senior debt security register, of the person or entity entitled to the payment.  Unless otherwise indicated in an applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person or entity in whose name the registered security is registered at the close of business on the record date for such interest. (Section 4.01)

Unless otherwise indicated in the applicable prospectus supplement, payment of principal and premium, interest and additional amounts, if any, on bearer securities will be payable in accordance with applicable laws and regulations at the offices of those paying agents outside the U.S. as we may designate from time to time, or by check or by transfer to an account maintained by the payee outside the U.S.  Unless otherwise indicated in the applicable prospectus supplement, we will make interest payments on bearer securities only against surrender of the coupon relating to that interest installment.  (Sections 2.06, 4.01, and 4.02)

We will initially designate paying agents in or outside the U.S. for the senior debt securities in the applicable prospectus supplement.  If the senior debt securities of a series are listed on a stock exchange located outside the U.S. and if the stock exchange requires it, we will maintain a paying agent for that series in London, Luxembourg or any other required city located outside the U.S. so long as the senior debt securities of that series are listed on that exchange.  We may at any time designate additional paying agents or rescind the designation of any paying agent.  However, no such designation or rescission shall in any manner relieve us of our obligation to maintain an office or agency in each place of payment.  (Section 4.02)

All monies that we pay to a paying agent for the payment of principal of or interest or additional amounts, if any, on any senior debt security which remain unclaimed at the end of one year after becoming due and payable will be repaid to us.  After that time, the holder of the senior debt security or coupon will look only to us for payment of those amounts.  (Section 4.03)

Global Senior Debt Securities

We may issue the senior debt securities of a series in the form of one or more global securities that we will deposit with a depository or its nominee identified in the applicable prospectus supplement.  In such a case, we will issue one or more global securities in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding senior debt securities of the series to be represented by such global security or global securities.  Unless and until it is exchanged in whole or in part for senior debt securities in registered form, a global security may not, subject to certain exceptions, be registered for transfer or exchange except to the depository for the global security or a nominee of the depository.  (Sections 2.01 and 2.06)

Unless otherwise specified in the applicable prospectus supplement, a global security representing a series of senior debt securities will be exchangeable for individual senior debt securities of that series in the following circumstances:

•                  if a depository is at an time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days;

•                  at any time in our sole discretion if we determine not to have any senior debt securities of that series represented by a global security;

•                  if we so specify with respect to a series of senior debt securities, at any time upon the request of an owner of a beneficial interest in a global security representing senior debt securities of that series if the exchange is made on terms acceptable to us, the trustee and the depository; or

•                  a senior debt security event of default has occurred and is continuing with respect to that series of senior debt securities.  (Section 2.01)

To the extent not described under the heading “Book-Entry Issuance,” we will describe the terms of the depository arrangement for any portion of a series of senior debt securities to be represented by a global security in the applicable prospectus supplement.

Limitation on Liens on Stock of Restricted Subsidiaries

We will not, nor will we permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money (which we refer to in this prospectus as “Debt”) secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any Restricted Subsidiary without effectively providing that the senior debt securities (together with, if we shall so determine, any other indebtedness of or guarantee by us ranking equally with the senior debt securities and then existing or thereafter created) will be secured equally and ratably with that Debt.  (Section 4.06).

For purposes of the indenture, “Restricted Subsidiary” means The Lincoln National Life Insurance Company so long as it remains a subsidiary, as well as any successor to all or a principal part of the business of that subsidiary and any other subsidiary which our board of directors designates as a Restricted Subsidiary.  (Section 1.01)

Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries

We will not, nor will we permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any capital stock, other than nonvoting preferred stock, of any Restricted Subsidiary, except for:

•                  the purpose of qualifying directors;

•                  sales or other dispositions to us or one or more Restricted Subsidiaries;

•                  the disposition of all or any part of the capital stock of any Restricted Subsidiary for consideration which is at least equal to the fair value of that capital stock as determined by our board of directors acting in good faith; or

•                  an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any Restricted Subsidiary.  (Section 4.07)

For the purposes of the indenture, “capital stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock.  (Section 1.01)

Defaults and Remedies

A “senior debt security event of default” with respect to senior debt securities of any series is defined in the indenture as being any one of the following events:

(a)          default for 30 days in payment of any interest or additional amounts on the senior debt securities of that series;

(b)         default in payment of principal or premium, if any, on the senior debt securities of that series when due either at maturity, upon redemption, by declaration or otherwise, other than a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than three business days beyond the payment due date;

(c)          default in payment of any sinking fund installment when due and payable, other than a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than three business days beyond the payment due date;

(d)         our default in the performance or breach of any of our other covenants or warranties relating to the senior debt securities of that series for a period of 60 days after written notice has been provided to us by the trustee or to us and the trustee by the registered holders of at least 25% in principal amount of the outstanding debt securities of that series;

(e)          certain events involving our bankruptcy or insolvency; or

(f)            other events of default as specified in the supplemental indenture or board resolution under which that series of senior debt securities was issued.  (Section 6.01)

The indenture provides that if a senior debt security event of default described in clauses (a), (b), (c) or, in the event of a default with respect to less than all outstanding series under the indenture, (d) above has occurred and is continuing with respect to one or more series, either the trustee or the holders of 25% in principal amount of the outstanding senior debt securities of that series (each series voting as a separate class) may declare the principal (or in the case of original issue discount senior debt securities, the portion of the principal amount specified in the terms of the senior debt securities), accrued interest and any additional amounts payable with respect to the senior debt securities of that series to be due and payable immediately.  (Section 6.01)

The indenture also provides that if a senior debt security event of default described in clause (d) (in the event of a default with respect to all outstanding series) or (e) above has occurred and is continuing, either the trustee or the holders of 25% in principal amount of all senior debt securities then outstanding (voting as one class) may declare the principal (or in the case of original issue discount senior debt securities, the portion of the principal amount specified in the terms of the senior debt securities), accrued interest and any additional amounts payable with respect to all outstanding senior debt securities to be due and payable immediately.  (Section 6.01)

Upon certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series (or of all series, as the case may be) may annul declarations of acceleration and waive past defaults, other than defaults in the payment of principal of, or premium, interest or additional amounts, if any, on the senior debt securities.  (Sections 6.01 and 6.10)

Holders may not enforce the indenture or the senior debt securities except as provided in the indenture.  The trustee may refuse to enforce the indenture or the senior debt securities unless it receives indemnity satisfactory to it.  Subject to certain limitations, holders of a majority in principal amount of the senior debt securities of any series may direct the trustee in its exercise of any trust or power.  We must deliver annually to the trustee an officer’s statement indicating whether the signer knows of any default by us in performing any of our obligations under the indenture.  Except a default in payment of principal or any premium, interest or additional amounts, or any sinking or purchase fund installment, the trustee may withhold notice of any continuing default from holders, if it determines that withholding notice is in their interest.  (Sections 4.05, 6.06, 6.09, 6.11, 7.01 and 7.05)

Defeasance

Unless otherwise described in a prospectus supplement with respect to any series of senior debt securities, if we deposit with the trustee, in trust, money, government obligations or a combination thereof which will in the written opinion of independent public accountants selected by us, provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and additional amounts and premium, if any, on, a series of senior debt securities on the dates such payments are due in accordance with the terms of that series, we, at our option:

•                  will be discharged from any and all obligations in respect of that series of senior debt securities on the 91st day after satisfaction of all conditions to the discharge, other than certain obligations to register the transfer or exchange of the senior debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust; or

•                  effective upon the satisfaction of all applicable conditions, need not comply with certain restrictive covenants under the indenture or otherwise applicable to that series of senior debt securities and will not be limited by any restrictions with respect to merger, consolidation or sales of assets.  (Section 8.02)

In order to exercise either of the options described above, no senior debt security event of default shall have occurred and be continuing under the indenture, and we must provide to the trustee:

•                  an opinion of counsel to the effect that holders of the applicable series of senior debt securities:

•                  will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of its option;

•                  will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such option had not been exercised;

•                  if senior debt securities are being discharged, a private letter ruling to the same effect as the opinion of counsel received from the U.S. Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the IRS;

•                  an officers’ certificate to the effect that no senior debt security event of default or event which with the giving of notice or lapse of time, or both, would become a senior debt security event of default, with respect to the applicable series of senior debt securities shall have occurred and be continuing on the date of the deposit; and

•                  if the senior debt securities are listed on the New York Stock Exchange, an opinion of counsel to the effect that the exercise of the option will not cause the senior debt securities to be delisted.  (Section 8.02)

For purposes of the indenture, the term “government obligations” means generally:

•                  direct noncallable obligations of the government which issued the currency in which the senior debt securities of the applicable series are denominated;

•                  noncallable obligations which are fully guaranteed by that government with respect to the payment of principal and interest; or

•                  noncallable obligations on which the full faith and credit of that government is pledged with respect to the payment of principal and interest.  (Section 1.01).

In addition, we may obtain a discharge under the indenture with respect to all the senior debt securities of a series by depositing with the trustee, in trust, moneys or government obligations sufficient to pay at maturity or upon redemption all of the principal, premium, interest and additional amounts payable with respect to the senior debt securities of that series if all of those senior debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year.  We are not required to deliver an opinion of counsel or ruling relating to the tax consequences to holders for this discharge.  (Section 8.01)  After any discharge of senior debt securities pursuant to the terms of the indenture described above, the holders of those senior debt securities will be able to look solely to the trust fund, and not to us, for payments of principal and any premium, interest or additional amounts.  (Sections 8.01 and 8.02)

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or sell, lease or convey all or substantially all of its assets to, another corporation unless:

•                  the successor or transferee corporation is a corporation organized and existing under the laws of the U.S. or a state thereof;

•                  the successor or transferee corporation assumes by supplemental indenture all of our obligations under the senior debt securities and the indenture; and

•                  we or the successor corporation, as the case may be, will not, immediately after such consolidation or merger or sale, lease or conveyance, be in default in the performance of any covenant or condition with respect to the senior debt securities or the indenture.

We will deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture comply with the terms of the indenture.  Upon any consolidation or merger or any sale, lease or conveyance of all or substantially all of our assets, the successor or transferee corporation shall succeed to, and be substituted for us, under the indenture, and may exercise all rights and powers.  (Sections 5.01 and 5.02).  Thereafter, all obligations of the predecessor corporation will terminate.  (Section 5.01)

Modification of the Indenture

The indenture permits us and the trustee to amend or supplement the indenture or the senior debt securities without notice to or the consent of any holder of a senior debt security for certain purposes, including to:

•                  cure any ambiguity, defect or inconsistency;

•                  comply with Section 5.01 (relating to when we may consolidate, merge or sell all or substantially all of its assets);

•                  provide for uncertificated senior debt securities;

•                  establish the form or terms of senior debt securities of any series; or

•                  make any change that does not adversely affect the rights of any holder of a senior debt security.  (Section 9.01)

We and the trustee may modify or amend certain other provisions of the indenture only with the consent of the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of each series issued under the indenture which is affected by the modification or amendment (voting as one class).  However, no such modification or amendment may, without the consent of the holder of each senior debt security affected thereby:

•                  reduce the percentage of senior debt securities whose holders must consent to an amendment, supplement or waiver;

•                  reduce the rate or rates or extend the time for payment of interest or additional amounts, if any, on any senior debt security;

•                  reduce the principal of or premium, if any, on or extend the fixed maturity of any senior debt security;

•                  modify or effect in any manner adverse to the holders of senior debt securities the terms and conditions of our obligations in respect of its obligations under the indenture;

•                  waive a default in the payment of principal of or premium or interest or additional amounts, if any, on any senior debt security;

•                  impair the right to institute a suit for the enforcement of any payment with respect to any series of senior debt securities;

•                  change a place of payment; or

•                  make any senior debt security payable in currency other than that stated in the senior debt security.  (Section 9.02)

Regarding the Trustee

The trustee is a participant in certain of our credit agreements, and we have maintained other banking relationships with the trustee in the normal course of business.  The trustee also acts as trustee and paying agent for our 6-1/2% Notes due March 15, 2008, 6.20% Notes due December 15, 2011, 7% Notes due March 15, 2018, and 4.75% Notes due February 15, 2014 and may act as trustee under other of our indentures, trusts and guarantees and those of our affiliates in the ordinary course of business.

Junior Subordinated Debt Securities

We may issue junior subordinated debt securities in one or more series under a junior subordinated indenture, dated May 1, 1996, as supplemented by the first supplement of indenture, dated August 14, 1998, and as may be further supplemented from time to time, between LNC and J.P. Morgan Trust Company, National Association (successor in interest to Bank One Trust Company, National Association and The First National Bank of Chicago), as trustee.  For purposes of this prospectus, we refer to the junior subordinated indenture, as supplemented from time to time, as the “subordinated indenture”, to the junior subordinated debt securities as “subordinated debt securities” and to J.P. Morgan Trust Company, National Association or any successor or additional trustee, in its capacity as trustee under the subordinated indenture, as the “subordinated indenture trustee.”  The subordinated indenture (including the form of the subordinated debt securities) is filed as an exhibit to the registration statement that includes this prospectus.  The subordinated indenture has been qualified under the Trust Indenture Act.

This summary of the subordinated indenture and the subordinated debt securities relates to terms and conditions applicable to the subordinated debt securities generally.  We will summarize the particular terms of any series of subordinated debt securities in the applicable prospectus supplement.  If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.  Because the summary of the material provisions of the subordinated indenture and the subordinated debt securities set forth below and the summary of the material terms of a particular series of subordinated debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the subordinated indenture and the subordinated debt securities for complete information regarding the terms and provisions of the subordinated indenture (including defined terms) and the subordinated debt securities.  Wherever we refer to particular articles, sections or defined terms of the subordinated indenture in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference.

General

Each series of subordinated debt securities will rank equally with all other series of subordinated debt securities and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the subordinated indenture to all of our Senior Debt (as defined below).  See “—Subordination.”

We are a non-operating holding company and our consolidated subsidiaries own almost all of our operating assets.  We rely primarily on dividends from our subsidiaries to meet our obligations.  The payment of dividends by our insurance company subsidiaries is limited under the insurance company holding company laws of the states in which those subsidiaries are domiciled.  Accordingly, the subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of subordinated debt securities should look only to our assets for payments on the subordinated debt securities.  Except as otherwise provided in the applicable prospectus supplement, the subordinated indenture does not limit our incurrence or issuance of other secured or unsecured debt, whether under the subordinated indenture, the indenture or any other indenture that we may enter into in the future or otherwise.  See “—Subordination” and the prospectus supplement relating to any offering of subordinated debt securities.

We will issue the subordinated debt securities in one or more series pursuant to an indenture supplemental to the subordinated indenture or a resolution of our board of directors or a committee thereof.

The applicable prospectus supplement will describe the following terms of the subordinated debt securities:

•                  the title of the subordinated debt securities;

•                  any limit upon the aggregate principal amount of the subordinated debt securities;

•                  the date or dates on which the principal of the subordinated debt securities is payable (which we refer to as the “stated maturity”) or the method of determination of the stated maturity;

•                  the rate or rates, if any, at which the subordinated debt securities will bear interest, the interest payment dates on which interest will be payable, our right, if any, to defer or extend an interest payment date and the regular record date for interest payable on any interest payment date or the method by which any of these items will be determined;

•                  the place or places where the principal of and premium, if any, and interest on the subordinated debt securities will be payable and where the subordinated debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us regarding the subordinated debt securities and the subordinated indenture may be made;

•                  the terms and conditions upon which subordinated debt securities may be redeemed, in whole or in part, at our option or a holder of subordinated debt securities;

•                  our obligation or right, if any, or the obligation or right of, if any, a holder to redeem, purchase or repay the subordinated debt securities and the terms and conditions upon which the subordinated debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•                  the denominations in which any subordinated debt securities shall be issuable if other than denominations of $25 and any integral multiple thereof;

•                  if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of and premium and interest, if any, on the subordinated debt securities shall be payable, or in which the subordinated debt securities shall be denominated;

•                  any additions, modifications or deletions in the events of default or covenants specified in the subordinated indenture with respect to the subordinated debt securities;

•                  if other than the principal amount, the portion of the principal amount of subordinated debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

•                  any additions or changes to the subordinated indenture with respect to a series of subordinated debt securities as shall be necessary to permit or facilitate the issuance of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•                  any index or indices used to determine the amount of payments of principal of and premium, if any, on the subordinated debt securities and the manner in which these amounts will be determined;

•                  the terms and conditions relating to the issuance of a temporary global security representing all of the subordinated debt securities of the series and the exchange of the temporary global security for definitive subordinated debt securities of the series;

•                  whether the subordinated debt securities of the series will be issued in whole or in part in the form of one or more global securities and the depositary for the global securities, which depositary will be a clearing agency registered under the Securities Exchange Act of 1934;

•                  the appointment of any paying agent or agents;

•                  the terms and conditions of any obligation or right of us or a holder to convert or exchange the subordinated debt securities into trust preferred securities;

•                  the form of trust agreement and guarantee agreement, if applicable;

•                  the relative degree, if any, to which subordinated debt securities of the series shall be senior or subordinated to other series of our subordinated debt securities or other indebtedness in right of payment, whether other series of subordinated debt securities or other indebtedness are outstanding or not; and

•                  any other terms of the subordinated debt securities not inconsistent with the provisions of the subordinated indenture.

We may sell subordinated debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which is below market rates at the time of issuance.  We will describe certain U.S. federal income tax consequences and special considerations applicable to any subordinated debt securities in the applicable prospectus supplement.

If the purchase price of any subordinated debt securities is payable in one or more foreign currencies or currency units or if any subordinated debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or premium or interest, if any, on, any subordinated debt securities is payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax consequences, specific terms and other information with respect to the subordinated debt securities and foreign currency or currency units in the applicable prospectus supplement.

If any index is used to determine the amount of any principal, premium or interest payable with respect to any series of subordinated debt securities, we will describe the special U.S. federal income tax, accounting and other considerations in the applicable prospectus supplement.

Denominations, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the subordinated debt securities only in registered form without coupons in denominations of $25 and any integral multiple of $25.  Subordinated debt securities of any series will be exchangeable for other subordinated debt securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations.  (Section 3.02)

Holders may present subordinated debt securities for exchange as provided above, and holders may present subordinated debt securities for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of subordinated debt securities and referred to in the applicable prospectus supplement.  This may be done without service charge upon payment of any taxes and other governmental charges as described in the subordinated indenture.  We have appointed the subordinated indenture trustee as securities registrar under the subordinated indenture.  If the applicable prospectus supplement refers to any transfer agents initially designated by us with respect to any series of subordinated debt securities in addition to the securities registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts.  However, we will be required to maintain a transfer agent in each place of payment for that series.  We may at any time designate additional transfer agents with respect to any series of subordinated debt securities.

In the event of any redemption, neither we nor the subordinated indenture trustee will be required to:

•                  issue, register the transfer of or exchange subordinated debt securities of any series during a period beginning at the opening of business 15 days before any selection of subordinated debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•                  transfer or exchange any subordinated debt securities selected for redemption, except the unredeemed portion of any subordinated debt securities being redeemed in part.

Global Subordinated Debt Securities

We may issue the subordinated debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depository or its nominee identified in the prospectus supplement relating to that series.  We will issue global securities only in fully registered form and in either temporary or permanent form.  Unless and until it is exchanged in whole or in part for the individual subordinated debt securities it represents, a global security may not be transferred except as a whole:

•                  by the depository for the global security to a nominee of the depository;

•                  by a nominee of the depository to the depository or another nominee of the depository; or

•                  by the depository or any nominee to a successor depository or any nominee of the successor.

Unless otherwise specified in the applicable prospectus supplement, a global security representing a series of subordinated debt securities will be exchangeable for individual subordinated debt securities of that series in the following circumstances:

•                  if a depository is unwilling or unable to continue as depository or if the depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

•                  at any time in our sole discretion if we determine not to have any subordinated debt securities of that series represented by a global security;

•                  if we so specify with respect to a series of subordinated debt securities, at any time upon the request of an owner of a beneficial interest in a global security representing subordinated debt securities of that series if the exchange is made on terms acceptable to us, the subordinated indenture trustee and the depository; or

•                  a subordinated debt security event of default has occurred and is continuing with respect to that series of subordinated debt securities.

To the extent not described under the heading “Book-Entry Issuance,” we will describe the terms of the depository arrangement for a series of subordinated debt securities to be represented by a global security in the applicable prospectus supplement.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of principal and any premium and interest on subordinated debt securities will be made at 55 Water Street, 1st Floor, Jeanette Park Entrance, New York, New York 10041, or at the office of any paying agent or paying agents as we may designate from time to time in the applicable prospectus supplement.  However, at our option, we may make payment of any interest:

•                  except in the case of global subordinated debt securities, by check mailed to the address, as it appears in the securities register, of the person or entity entitled to the payment; or

•                  by transfer to an account maintained by the person or entity entitled to the payment as specified in the securities register, if we have received proper transfer instructions by the regular record date.

Unless otherwise indicated in the applicable prospectus supplement, we will make payments of interest on subordinated debt securities to the person or entity in whose name the subordinated debt security is registered at the close of business on the regular record date for such interest, except in the case of defaulted interest.  We may at any time designate additional paying agents or rescind the designation of any paying agent.  However, we will be required to maintain at all times a paying agent in each place of payment for each series of subordinated debt securities.

Any moneys that we deposit with the subordinated indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and any premium or interest on any subordinated debt security that remains unclaimed for two years after becoming due and payable will be repaid to us at our request.  After that time, the holder of the subordinated debt security will look, as a general unsecured creditor, only to us for payment of those amounts.

Option to Extend Interest Payment Date

If provided in the applicable prospectus supplement and subject to any terms, conditions and covenants contained in the prospectus supplement, we will have the right at any time and from time to time during the term of any series of subordinated debt securities to defer payment of interest for that number of consecutive interest payment periods as may be specified in the applicable prospectus supplement (each of which we refer to as an “extension period”).  However, no extension period may extend beyond the stated maturity of the applicable series of subordinated debt securities.  We will describe certain U.S. federal income tax consequences and special considerations applicable to the subordinated debt securities in the applicable prospectus supplement.

Redemption

Unless otherwise indicated in the applicable prospectus supplement:

•                  subordinated debt securities will not be subject to any sinking fund;

•                  we may, at our option, redeem the subordinated debt securities of any series in whole at any time or in part from time to time.  We may redeem subordinated debt securities in denominations larger than $25 in part but only in integral multiples of $25;

•                  the redemption price for any subordinated debt security shall equal the principal amount of the security, plus any accrued and unpaid interest to the redemption date; and

•                  if a Subordinated Debt Security Tax Event described below has occurred and is continuing with respect to a series of subordinated debt securities, we may, at our option, redeem that series of subordinated debt securities in whole, but not in part, at any time within 90 days of the occurrence of the Subordinated Debt Security Tax Event, at a redemption price equal to 100% of the principal amount of the subordinated debt securities of that series then outstanding plus accrued and unpaid interest to the redemption date.

“Subordinated Debt Security Tax Event” means the receipt by us of an opinion of counsel experienced in such matters to the effect that:

•                  as a result of any amendment to, or change or announced prospective change in, the laws or regulations of the U.S. or any political subdivision or taxing authority in the U.S., or

•                  as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations,

•                  which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the applicable series of subordinated debt securities under the subordinated indenture,

•                  there is more than an insubstantial risk that interest payable by us on the series of subordinated debt securities is not, or within 90 days of the date of the opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of subordinated debt securities to be redeemed at its registered address.  Unless we default in payment of the redemption price, interest will cease to accrue on those subordinated debt securities called for redemption on and after the redemption date.

Restrictions on Certain Payments

We will also covenant, as to each series of subordinated debt securities, that we will not, and will not permit any of our subsidiaries to:

•                  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•                  make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including other subordinated debt securities) that rank equally with or junior in interest to the subordinated debt securities; or

•                  make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if that guarantee ranks equally or junior in interest to the subordinated debt securities;

if at such time, any event has occurred of which we have actual knowledge that:

•                  with the giving of notice or the lapse of time, or both, would constitute a subordinated debt security event of default with respect to the subordinated debt securities of that series;

•                  which default we have not taken reasonable steps to cure;

•                  if the subordinated debt securities are held by a trust of a series of related trust preferred securities, we are in default with respect to its payment of any obligations under the guarantee relating to those trust preferred securities; or

•                  we have given notice of our selection of an extension period as provided in the subordinated indenture with respect to the subordinated debt securities of that series and has not rescinded such notice, or that extension period, or any extension of that extension period, shall be continuing.

The following actions are not subject to the restrictions described above:

•                  dividends or distributions in our common stock;

•                  redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of rights or the issuance of stock under those plans in the future;

•                  payments under any guarantee; and

•                  purchases of common stock related to the issuance of common stock under any of our benefit plans for its directors, officers or employees.

Modification of Subordinated Indenture

From time to time, we and the subordinated indenture trustee may, without the consent of the holders of any series of subordinated debt securities, amend, waive or supplement the subordinated indenture for specified purposes, including, among other things:

•                  curing ambiguities, defects or inconsistencies, as long as the cure does not materially adversely affect the interest of the holders of any series of subordinated debt securities or, in the case of corresponding subordinated debt securities, the holders of the related trust preferred securities so long as they remain outstanding; and

•                  qualifying, or maintaining the qualification of, the subordinated indenture under the Trust Indenture Act.

We and the subordinated indenture trustee may generally modify the subordinated indenture in a manner affecting the rights of the holders of one or more series of the subordinated debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of subordinated debt securities affected.  However, no modification may, without the consent of the holder of each outstanding subordinated debt security affected:

•                  change the stated maturity or reduce the principal amount of any series of subordinated debt securities, or reduce the rate or extend the time of payment of interest on those securities, other than an extension as contemplated by the subordinated indenture; or

•                  reduce the percentage of principal amount of subordinated debt securities of any series, the holders of which are required to consent to a modification of the subordinated indenture.

In the case of subordinated debt securities that correspond to a series of trust preferred securities, so long as any of the related trust preferred securities remain outstanding:

•                  no modification described in the previous paragraph may be made that adversely affects the holders of such trust preferred securities in any material respect,

•                  no termination of the subordinated indenture may occur, and

•                  no waiver of any subordinated debt security event of default or compliance with any covenant under the subordinated indenture may be effective,

in each case without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the related trust preferred securities unless and until the principal of and all accrued and unpaid interest on the corresponding subordinated debt securities has been paid in full and certain other conditions are satisfied.

In addition, we and the subordinated indenture trustee may execute a supplemental subordinated indenture for the purpose of creating any new series of subordinated debt securities without the consent of any holder of subordinated debt securities.

Subordinated Debt Security Events of Default

The subordinated indenture provides that any one or more of the following events with respect to a series of subordinated debt securities that has occurred and is continuing constitutes a “subordinated debt security event of default” with respect to that series of subordinated debt securities:

•                  failure for 30 days to pay any interest on the series of the subordinated debt securities when due, other than the deferral of any due date in the case of an extension period;

•                  failure to pay any principal or premium, if any, on the series of subordinated debt securities when due whether at maturity, upon redemption by declaration or otherwise;

•                  failure to observe or perform in any material respect certain other covenants contained in the subordinated indenture for 90 days after written notice has been provided to us by the subordinated indenture trustee or to us and the subordinated trustee by the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series; or

•                  certain events relating to our bankruptcy, insolvency or reorganization.  (Section 5.1)

The holders of a majority in aggregate outstanding principal amount of an applicable series of subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee.  The subordinated indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of an applicable series of subordinated debt securities may declare the principal due and payable immediately upon a subordinated debt security event of default.  In the case of subordinated debt securities that correspond to a series of trust preferred securities, if the subordinated indenture trustee or the holders of the corresponding subordinated debt securities fail to declare the principal due and payable immediately upon a subordinated debt security event of default, then the holders of at least 25% in aggregate liquidation preference of the related trust preferred securities may exercise that right.  The holders of a majority in aggregate outstanding principal amount of a series of subordinated debt securities may annul the declaration and its consequences if the default (other than the non-payment of the principal of the series of subordinated debt securities which has become due solely by such acceleration) has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and the fees and expenses of the subordinated indenture trustee has been deposited with the subordinated indenture trustee.  In the case of subordinated debt securities that correspond to a series of trust preferred securities, if the holders of the corresponding subordinated debt securities fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation preference of the related trust preferred securities may exercise that right.  (Section 5.2)

The holders of a majority in aggregate outstanding principal amount of a series of subordinated debt securities may, on behalf of the holders of all the affected subordinated debt securities of that series, waive any past default, except:

•                  a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the subordinated indenture trustee; or

•                  a default with respect to a covenant which cannot be modified or amended pursuant to the terms of the subordinated indenture without the consent of the holder of each outstanding subordinated debt security.

In the case of subordinated debt securities that correspond to a series of trust preferred securities, if the holders of the corresponding subordinated debt securities fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation preference of the related trust preferred securities may exercise that right.  We must file annually with the subordinated indenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the subordinated indenture.  (Section 5.2)

If a subordinated debt security event of default has occurred and is continuing as to a series of subordinated debt securities that correspond to a series of trust preferred securities, the property trustee will have the right to declare the principal of and the interest on the corresponding subordinated debt securities, and any other amounts payable under the subordinated indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the corresponding subordinated debt securities.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If a subordinated debt security event of default has occurred and is continuing and the default is attributable to our failure to pay interest or principal on the related subordinated debt securities on the date such interest or principal is otherwise payable, a holder of trust preferred securities may, subject to the terms of the subordinated indenture, institute a legal proceeding directly against us for enforcement of payment to the holder of the principal of or interest on related subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities held by the holder (which we refer to as a “direct action”).  (Section 5.8)  We may not amend the subordinated indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities.  If we remove the right to bring a direct action, the applicable trust may become subject to the reporting obligations under the Securities Exchange Act of 1934.  (Section 9.2)  We will have the right under the subordinated indenture to set-off any payment made to the holder of trust preferred securities by us in connection with a direct action.

The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related subordinated debt securities unless a trust agreement event of default has occurred and is continuing under the applicable trust agreement.  See “Description of Trust Preferred Securities — Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and Other Transactions

We may not consolidate with or merge into any other person or entity or convey, transfer or lease its properties and assets substantially as an entirety to any person or entity, and no person or entity may consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•                  if we consolidate with or merge into another person or entity or convey or transfer our properties and assets substantially as an entirety to any person or entity, the successor person or entity is organized under the laws of the U.S. or any state or the District of Columbia and expressly assumes our obligations under the subordinated debt securities and the subordinated indenture;

•                  immediately after giving effect to the transaction, no subordinated debt security event of default, and no event which, after notice or lapse of time or both, would become a subordinated debt security event of default, shall have occurred and be continuing;

•                  in the case of subordinated debt securities that correspond to a series of trust preferred securities, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement and guarantee; and

•                  certain other conditions prescribed in the subordinated indenture are met.  (Section 8.1)

The general provisions of the subordinated indenture do not afford holders of the subordinated debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the subordinated debt securities.

Satisfaction, Discharge and Defeasance

The subordinated indenture provides that when:

•                  all subordinated debt securities not previously delivered to the subordinated indenture trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year;

•                  we deposit or cause to be deposited with the subordinated indenture trustee funds, in trust, in the currency or currencies in which those subordinated debt securities are payable;

•                  the deposited amount is for the purpose and is sufficient to pay and discharge the entire amount of principal, premium and interest on those subordinated debt securities to the date of the deposit if those debt securities have become due and payable or to the stated maturity, as the case may be,

•                  we have paid or caused to be paid all other sums payable pursuant to the subordinated indenture; and

•                  certain other conditions prescribed in the subordinated debenture are met,

then with certain exceptions the subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the subordinated indenture.  (Section 4.1)

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the subordinated debt securities of any series may be convertible or exchangeable into trust preferred securities or other securities.  We will describe the specific terms on which subordinated debt securities of any series may be so converted or exchanged in the applicable prospectus supplement.  Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

Any subordinated debt securities issued by us under the subordinated indenture will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the subordinated indenture.  (Section 13.1)  Upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency, the holders of Senior Debt will first be entitled to receive payment in full of principal and premium and interest, if any, on the Senior Debt before the holders of subordinated debt securities or, in the case of corresponding subordinated debt securities, the property trustee on behalf of the holders, will be entitled to receive or retain any payment with respect to the subordinated debt securities.  (Section 13.2)

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the outstanding Senior Debt (including any amounts due upon acceleration) before the holders of subordinated debt securities will be entitled to receive or retain any payment with respect to the subordinated debt securities.  (Section 13.3)

No payments on account of principal, premium or interest, if any, in respect of the subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.  (Section 13.4)

“Debt” means with respect to any person or entity, whether recourse is to all or a portion of the assets of that person or entity and whether or not contingent,

•                  every obligation of that person or entity for money borrowed;

•                  every obligation of that person or entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•                  every reimbursement obligation of that person or entity with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person or entity;

•                  every obligation of that person or entity issued or assumed as the deferred purchase price of property or services, other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•                  every capital lease obligation of that person or entity; and

•                  every obligation of the type described above of another person or entity and all dividends of another person or entity the payment of which, in either case, that person or entity has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.  (Section 1.1)

“Senior Debt” means the principal of, and premium and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us) whether or not such claim for post-petition interest is allowed in that proceeding), on Debt, whether incurred on or prior to the date of the subordinated indenture or incurred after that date, unless, in the instrument creating or evidencing the Debt or pursuant to which the Debt is outstanding, it is provided that the obligations with respect to that Debt are not superior in right of payment to the subordinated debt securities or to other Debt which is equal with, or subordinated to, the subordinated debt securities; provided, however, that Senior Debt shall not be deemed to include:

•                  any of our Debt which was without recourse to us when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code,

•                  any of our Debt to any of our subsidiaries,

•                  any of our Debt to any of our employees,

•                  any liability for taxes,

•                  indebtedness or monetary obligations to trade creditors or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and

•                  any other debt securities issued pursuant to the subordinated indenture.  (Section 1.1)

The subordinated indenture provides that the subordination provisions described above, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance.  We will describe any change in the applicable prospectus supplement.

Governing Law

The subordinated indenture and the subordinated debt securities will be governed by and construed in accordance with the laws of the state of New York.

Information Concerning the Subordinated Indenture Trustee

The subordinated indenture trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.  Subject to those provisions, the subordinated indenture trustee is under no obligation to exercise any of the powers vested in it by the subordinated indenture at the request of any holder of subordinated debt securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which the subordinated trustee might incur in connection with its exercise of those powers.  The subordinated indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the subordinated indenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

The subordinated trustee is a participant in certain of our credit agreements, and we have maintained other banking relationships with the trustee in the normal course of business.  The subordinated indenture trustee acts as property trustee and guarantee trustee for our 7.65% Series E trust preferred securities and 6.75% Series F trust preferred securities and may act as trustee under various of other indentures, trusts and guarantees of LNC and its affiliates in the ordinary course of business.

Corresponding Subordinated Debt Securities

We may issue corresponding subordinated debt securities in one or more series of subordinated debt securities under the subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities.  In that event, concurrently with the issuance of each trust’s trust preferred securities, the trust will invest the proceeds of that issuance and the consideration paid by us for the common securities in a series of corresponding subordinated debt securities issued by us to the trust.  We will issue each series of corresponding subordinated debt securities with a principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust.  Each series of corresponding subordinated debt securities will rank equally with all other series of subordinated debt securities.  Unless otherwise provided in the applicable prospectus supplement, holders of the related trust preferred securities for a series of corresponding subordinated debt securities will have certain rights in connection with modifications to the subordinated indenture and upon occurrence of subordinated debt security events of default as described under “—Modification of Subordinated Indenture” and “—Subordinated Debt Security Events of Default”.

If a Special Event (which we define in “Description of Trust Preferred Securities - Redemption or Exchange” below) has occurred and is continuing with respect to a trust that issued trust preferred securities, we may, at our option, redeem the corresponding subordinated debt securities at any time within 90 days of the occurrence of the Special Event, in whole but not in part, subject to the provisions of the subordinated indenture.  The redemption price for any corresponding subordinated debt securities will be equal to 100% of the principal amount of the outstanding corresponding subordinated debt securities plus accrued and unpaid interest to the redemption date.  As long as the applicable trust is the holder of all the outstanding series of corresponding subordinated debt securities, the trust will use the proceeds of the redemption to redeem the corresponding trust securities.  We may not redeem a series of corresponding subordinated debt securities in part unless we have paid in full all accrued and unpaid interest on all outstanding corresponding subordinated debt securities of that series for all interest periods terminating on or prior to the redemption date.

We will covenant in the subordinated indenture as to each series of corresponding subordinated debt securities, that if and so long as:

•                  the trust of the related series of trust securities is the holder of all the corresponding subordinated debt securities;

•                  a Tax Event (which we define in “Description of Trust Preferred Securities - Redemption or Exchange” below) in respect of such trust has occurred and is continuing; and

•                  We have elected, and has not revoked such election, to pay additional sums (which we define under “Description of Trust Preferred Securities — Redemption or Exchange” below) with respect to the trust securities,

We will pay to the trust the additional sums.

We will also covenant, as to each series of corresponding subordinated debt securities that:

•                  we or any or our permitted successors under the subordinated indenture will maintain directly or indirectly 100% ownership of the common securities of the trust to which we have issued corresponding subordinated debt securities;

•                  we will not voluntarily terminate, wind-up or liquidate any trust, other than:

•                  in connection with a distribution of corresponding subordinated debt securities to the holders of the trust preferred securities in liquidation of the trust, or

•                  in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement, and

•                  we will use its reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

Common Stock and Preferred Stock

General

We may issue, separately or together with other offered securities, shares of common stock or preferred stock, all as set forth in the prospectus supplement relating to the common stock or preferred stock for which this prospectus is being delivered.  In addition, if the prospectus supplement so provides, the debt securities or preferred stock may be convertible into or exchangeable for common stock.

Our articles of incorporation currently authorize the issuance of 800,000,000 shares of common stock and 10,000,000 shares of preferred stock.  We may issue our preferred stock from time to time in one or more series by resolution of our board of directors.  We have outstanding one series of preferred stock, consisting of LNC’s $3.00 Cumulative Convertible preferred stock, Series A (without par value), which we refer to as “Series A preferred stock.”  At February 3, 2006, we had issued and outstanding 174,159,561shares of common stock and 15,335 shares of Series A preferred stock.

As described under “Description of Depositary Shares”, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary.

The following descriptions of the classes of our capital stock are summaries, do not purport to be complete, and are subject, in all respects, to the applicable provisions of the Indiana Business Corporation Law, which we refer to the IBCL and our articles of incorporation (including a board of directors’ certificate of resolution designating the rights and preferences of the Series A preferred stock), and the rights agreement described below, which, in each case, are included as exhibits to the registration statement that includes this prospectus.

Common Stock

Transfer Agent and Registrar.  Our common stock is traded on the New York, Pacific and Chicago Stock Exchanges under the symbol “LNC.”  The registrar and transfer agent is Mellon Investor Services LLC.

Voting Rights.  Each holder of record of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of the shareholders, including election of directors.  Holders of our common stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Dividend Rights.  The holders of our common stock may receive cash dividends, if and when declared by our board of directors out of funds legally available for that purpose, and subject to preferential rights of the holders of preferred stock or other special classes of stock.

Liquidation Rights.  In the event of a liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any preferred stock that may at the time be outstanding.

Preemptive Rights.  Holders of our common stock do not have any preemptive or similar equity rights.

Shareholders Rights Plan

We have in place a shareholders rights plan, which is referred to as the Rights Plan, which could discourage unwanted or hostile takeover attempts that are not approved by our board of directors.  The Rights Plan permits holders of our common stock to purchase either shares of our common stock or shares of the acquirer at a discount to the market value in response to specified takeover events.  These rights do not apply to the merger.  The Rights Plan is expected to continue in effect after the merger until it expires on November 14, 2006 or is extended by our board of directors.

The Rights.  On November 6, 1986, our board of directors declared a dividend of one common share purchase right, which is referred to as a Right or Rights, for each share of our common stock then outstanding and each share of our common stock issued thereafter.  The Rights currently trade with our common stock.

Exercisability.  The Rights separate from the shares of our common stock upon the “Distribution Date,” which is the earlier of either (i) the tenth calendar day after the announcement that a person or group has acquired beneficial ownership of 15% or more of our common stock or (ii) the tenth business day after a person commences, or announces an intention to commence, an offer the consummation of which will result in such person owning 15% or more of our common stock, in both scenarios the persons are referred to as an Acquiring Person.  After separation, each Right entitles its holder to purchase from us one common share at an “Exercise Price” of $200.00, until the earlier of November 14, 2006, unless the Rights Plan is extended or the Rights are redeemed by our board of directors.  The Rights will begin trading separately following the Distribution Date.

Flip-Over Events and Flip-In Events.  In the event that (i) we are acquired in a merger or other business combination, (ii) any person consolidates or mergers with us and all or part of our common stock is exchanged for securities, cash or property of any other person or (iii) 50% or more of our consolidated assets or earning power are sold, which is referred to collectively as a Flip-Over Event, each Right will entitle its holder, other than the Acquiring Person, to purchase at the Exercise Price, upon exercise of the Right, common stock in the surviving corporation with a market value of two times the Exercise Price.  In the event that a person acquires 15% or more of our outstanding common stock, which is referred to as a Flip-In Event, alternatively, each Right will entitle its holder, other than the Acquiring Person, the right to purchase at the Exercise Price, upon exercise of the Right, our common stock with a market value of two times the Exercise Price.

Exchange Option.  At any time after a person becomes an Acquiring Person, but before its acquisition of 50% or more of the our common stock, our board of directors may exchange Rights, other than the Rights owned by the Acquiring Person, in whole or in part, at an exchange ratio of one share of our common stock per Right, subject to adjustment.

Redemption.  Rights are redeemable in whole, but not in part, at $0.01 per Right at anytime prior to the expiration of 10 calendar days from the date of the public announcement that a person or group has become an acquiring person.  Until a Right is exercised, the holder of the Right will have no rights as a shareholder, including without limitation, the right to vote or to receive dividends.

The purchase price payable and the number of shares of our common stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

•                  in the event of a stock dividend on, or a subdivision, combination or reclassification of, our common stock;

•                  as a result of the grant to holders of our common stock of certain rights or warrants to subscribe for our common stock or convertible securities at less than the current market price of our common stock; or

•                  as a result of the distribution to holders of our common stock of evidences of indebtedness or assets (other than regular periodic cash dividends or dividends payable in our common stock) or of subscription rights or warrants, other than those referenced above.

The Rights Agreement will not prevent our takeover.  However, the Rights Agreement may cause a substantial dilution to a person or group that acquires 15% or more of our common stock unless our board of directors first elects to redeem the Rights.  Nevertheless, the Rights Agreement should not interfere with a transaction that our board of directors determines is in our and our shareholders’ best interest because the Rights can be redeemed prior to the completion of that transaction or the Rights Agreement can be amended in any manner prior to the Distribution Date.

The complete terms of the Rights are contained in the Rights Agreement.  The foregoing description of the Rights and the Rights Agreement is qualified in its entirety by reference to the Rights Agreement.  To obtain a copy of the Rights Agreement, please see “Where You Can Find More Information”.

Preferred Stock

General.  Our articles of incorporation authorize our board of directors to provide for the issuance of up to 10 million shares of preferred stock, in one or more series, and to fix by resolution and to the extent permitted by the IBCL, the relative rights, preferences and limitations of each series of preferred stock, including dividend, redemption, liquidation, sinking fund, conversion and other provisions in the resolutions or certificate establishing or designating the series, without a vote or any other action taken by our shareholders.

Shares Outstanding.  We currently have only one series of preferred stock outstanding, the Series A preferred stock.  All outstanding shares of Series A preferred stock are duly authorized, validly issued, fully paid and non-assessable.

Series A Preferred Stock

Voting Rights.  Each holder of preferred stock of any series outstanding is entitled to one vote per share and to vote together, as a single class, with holders of our common stock on all matters submitted to a vote of the common shareholders.

Special Voting Rights With Respect to Directors.  In the event that six or more quarterly dividends, whether or not consecutive, on any series of preferred stock are in default, the holders of any outstanding series of preferred stock as to which the default exists will be entitled, at the next annual meeting of shareholders, to vote as a class to elect two of our directors.  This right will continue with respect to shares of cumulative preferred stock, including the Series A preferred stock, until all accumulated and unpaid dividends on all such shares, the holders of which are entitled to vote at the previous special meeting of shareholders, have been paid or declared and set aside for payment and, with respect to shares of non-cumulative preferred stock, if any, until any non-cumulative dividends have been paid or declared and set apart for payment for four consecutive quarterly dividend periods on all such shares, the holders of which were entitled to vote at the previous annual meeting of shareholders.

Other Special Voting Rights.  In addition, the approval of the holders of record of at least two-thirds of the outstanding shares of all series of our preferred stock, voting as a class, will be required to take the following actions:

•                  amend our articles of incorporation to create or authorize any stock ranking prior to or on a parity with the outstanding preferred stock with respect to the payment of dividends or distributions upon dissolution, liquidation or winding up;

•                  to create or authorize any security convertible into shares of stock ranking prior to or on a parity with the outstanding preferred stock with respect to the payment of dividends or distributions upon dissolution, liquidation or winding up;

•                  amend, alter, change or repeal any of the express terms of any outstanding preferred stock, or any series thereof, in any prejudicial manner (provided only holders of two-third of the outstanding shares of the series prejudiced by such change or repeal need consent to such action);

•                  merge or consolidate with another corporation where we are not the surviving entity, if the rights, preferences or powers of the preferred stock would be adversely affected or if securities would thereupon be authorized or outstanding which could not otherwise have been created without the approval of the preferred shareholders; or

•                  authorize, or revoke a previously authorized, voluntary dissolution of LNC, approve any limitation of the terms of our existence, or authorize the sale, lease, exchange or other disposition of all or substantially all of our property.

Dividend Rights.  To the extent permitted by law, holders of LNC Series A preferred stock are entitled to receive, but only when and as declared by our board of directors, cash dividends at the per annum rate of $3.00 per share, payable $0.75 per share quarterly.  Dividends on the Series A preferred stock are cumulative.

Liquidation:  Holders of Series A preferred stock are entitled to a liquidation preference of $80.00 per share, plus accrued dividends, before any assets may be distributed to holders of our common stock or any other stock ranking junior to the Series A preferred stock.

Redemption:  The Series A preferred stock may be redeemed at any time at the option of our board of directors, in whole or in part, at a redemption price of $80.00 per share plus accrued but unpaid dividends.

Conversion.  Each share of Series A preferred stock is currently convertible at the option of the holder thereof into sixteen shares of our common stock, subject to certain further adjustments.  There is no conversion rate adjustment for a merger.

Anti-Takeover Considerations

Certain Provisions of LNC’s Articles of Incorporation.

Our articles of incorporation provide that the affirmative vote of the holders of three-fourths of our voting stock is required to amend Article VII, which deals with the number, classification, qualifications and removal of directors.  Article VII provides that the number of directors may be fixed in the bylaws, that qualifications for directors may be set in the bylaws, and that the bylaws may provide for classification of our board of directors.  The bylaws can be amended only by action of our board of directors.  Article VII also provides that directors can be removed, with or without cause, at a meeting of shareholders called expressly for that purpose upon the affirmative vote of the holders of at least three-fourths of our voting stock.

The provisions of Article VII requiring the affirmative vote of three-fourths of our voting stock to amend Article VII could make it difficult for the shareholders to change the existing provision of that article, which, in turn, could discourage proxy contests and tender offers and make it more likely that incumbent directors will maintain their positions.

Article X of our articles of incorporation also provide that no shares of the common stock of The Lincoln National Life Insurance Company, our primary insurance subsidiary, may be sold, leased, exchanged, mortgaged, pledged or otherwise disposed of except by the vote of the holders of three-fourths of our shares outstanding and entitled to vote thereon at an annual or special meeting of shareholders.

The articles of incorporation also contain a “fair price” provision which requires, subject to certain exceptions, the holders of at least three-fourths of our voting stock to approve certain kinds of business combinations involving LNC and any shareholder holding 10% or more of our voting stock or certain affiliates of that shareholder unless:

•                  the transaction is approved by a majority of the members of our board of directors who are not affiliated with the 10% shareholder making the proposal; or

•                  the transaction meets certain minimum price and procedural requirements.

In either of these cases, only the normal shareholder and director approval requirements of the IBCL would govern the transaction.  The “fair price” provision may be amended or repealed only upon the affirmative vote of the holders of at least three-fourths of our voting stock.  The “fair price” provision is intended to increase the likelihood that all our shareholders will be treated similarly if certain kinds of business combinations are effected.  The “fair price” provision may have the effect of making a takeover of us more expensive and may therefor discourage tender offers for less than three-fourths of our stock and acquisitions of substantial blocks of our stock with a view to acquiring control of us.

Certain State Law Provisions.

Chapter 43 of the IBCL also restricts business combinations with interested shareholders.  It prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between certain corporations having 100 or more shareholders that also have a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934 (which includes us) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares of that corporation, for five years following the date the shareholder acquired such 10% beneficial ownership, unless the acquisition or the business combination was approved by the board of directors in advance of that date.  If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if the shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria.  A corporation may elect to opt out of these provisions in an amendment to its articles of incorporation approved by a majority of the disinterested shares.  Such an amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date.  Our articles of incorporation do not elect to opt out of these provisions.

Chapter 42 of the IBCL includes provisions designed to protect minority shareholders in the event that a person acquires, pursuant to a tender offer or otherwise, shares giving it more than 20%, more than 33-1/3%, or more than 50% of the outstanding voting power (which we refer to as “control shares”) of an “issuing public corporation.”  Unless the issuing public corporation’s articles of incorporation or bylaws provide that Chapter 42 does not apply to control share acquisitions of shares of the corporation before the control share acquisition, an acquirer who purchases control shares without seeking and obtaining the prior approval of the board of directors cannot vote the control shares until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding the control shares and any shares held by officers of the corporation and employees of the corporation who are directors thereof), approve in a special or annual meeting the rights of the acquirer to vote the control shares.  Unless otherwise provided in a corporation’s articles of incorporation or bylaws before a control share acquisition has occurred, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares.

 “Issuing public corporation” means a corporation which is organized in Indiana, has 100 or more shareholders, its principal place of business, its principal office or substantial assets within Indiana and one of the following:

•                  more than 10% of its shareholders resident in Indiana;

•                  more than 10% of its shares owned by Indiana residents; or

•                  10,000 shareholders resident in Indiana.

An issuing public corporation may elect not to be covered by the statute by so providing in its articles of incorporation or bylaws.  Our articles of incorporation do not elect to opt out of these provisions.

Indiana insurance laws and regulations provide that no person may acquire our voting securities if that person would directly or indirectly be in control of us after the acquisition, unless that person has provided certain required information to us and to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved the acquisition.  Control of us is presumed to exist if any person beneficially owns 10% or more of our voting securities.  Furthermore, the Indiana Insurance Commissioner may determine, after notice and hearing, that control exists despite the absence of a presumption to that effect.  Consequently, no person may acquire, directly or indirectly, 10% or more of our voting securities to be outstanding after any offering of securities pursuant to this prospectus, or otherwise acquire control of us, unless that person has provided such required information to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved such acquisition.

Depositary Shares

The descriptions below and in any prospectus supplement of certain provisions of the deposit agreement and depositary receipts summarize the material terms of these documents.  Because these summaries are not complete, you should refer to the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock.

General

We may, at our option, elect to have shares of preferred stock be represented by depositary shares.  We will deposit the shares of any series of preferred stock underlying the depositary shares under a separate deposit agreement (which we refer to as a “deposit agreement”) between us and a bank or trust company selected by us (which we refer to as the “preferred stock depositary”).  We will include the name and address of the preferred stock depositary for any depositary shares in the applicable prospectus supplement.  Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.  Each depositary share will represent the applicable interest in a number of shares of a particular series of preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the number of whole shares of preferred stock underlying the holder’s depositary shares.  If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder the number of whole shares of preferred stock to be withdrawn, together with a new depositary receipt evidencing the excess number of depositary shares.

Dividends and other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions on the preferred stock to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders.

If we distribute property other than in cash with respect to the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution.  In this event, the preferred stock depositary may, with our approval, adopt any method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the record holders of the depositary receipts.

The amount so distributed in any of the circumstances described above will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Conversion and Exchange

We will describe any terms relating to the conversion or exchange of any series of preferred stock underlying the depositary shares in the applicable prospectus supplement.  If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares pursuant to the terms thereof.

Redemption of Depositary Shares

If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary as a result of the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary.  The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying that depositary share.  Whenever we redeem preferred stock from the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed.  If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, other than the right to receive the redemption price upon redemption.  Any funds deposited by our with the preferred stock depositary for any depositary shares which the holders fail to redeem shall be returned to us after a period of two years from the date the funds are deposited.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts.  Each record holder of depositary receipts on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares.  The preferred stock depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so.  The preferred stock depositary will abstain from voting the preferred stock to the extent it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Whenever:

•                  any cash dividend or other cash distribution becomes payable, any distribution other than cash is made or any rights, preferences or privileges are offered with respect to the preferred stock,

•                  the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or

•                  the preferred stock depositary receives notice of the mandatory conversion of or any election on our part to call any preferred stock for redemption,

the preferred stock depositary shall in each case fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts:

•                  who shall be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of their sale,

•                  who shall be entitled to give instructions for the exercise of voting rights at any meeting, or

•                  who shall be entitled to receive notice of the meeting or of the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time.  However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under “Charges of Preferred Stock Depositary”), or which otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

Whenever so directed by us, the preferred stock depositary will terminate the deposit agreement by mailing notice of the termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the termination date.  The preferred stock depositary may likewise terminate the deposit agreement if at any time:

•                  45 days have expired after the preferred stock depositary has delivered to us written notice of its election to resign, and

•                  a successor depositary has not been appointed and accepted its appointment.

If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary:

•                  will discontinue the transfer of depositary receipts,

•                  will suspend the distribution of dividends to the holders,

•                  will not give any further notices under the deposit agreement, other than notice of the termination, and

•                  will not perform any further acts under the deposit agreement except as provided below and except that the preferred stock depositary will continue to:

•                  collect dividends and any other distributions on the preferred stock, and

•                  without any liability for any interest, deliver the preferred stock, together with those dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, in exchange for depositary receipts surrendered.

At any time beginning two years after the termination date, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at places and upon terms as it deems proper.  Without liability for any interest, the preferred stock depositary may hold the net proceeds of any sale, together with any money and other property then held by it, for the proportionate benefit of the holders of depositary receipts which have not been surrendered.

Charges of Preferred Stock Depositary

Except for taxes, transfer taxes, governmental charges and any other charges that are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock, we will pay all charges of the preferred stock depositary including charges in connection with:

•                  the initial deposit of the preferred stock,

•                  the initial issuance of the depositary receipts,

•                  the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote,

•                  withdrawals of the preferred stock by the holders of depositary receipts, and

•                  redemption or conversion of the preferred stock.

Miscellaneous

The preferred stock depositary will make available for inspection by holders of depositary receipts at its corporate office and its New York office, all reports and communications that we delivers to the preferred stock depositary as the holder of preferred stock.

Neither we nor the preferred stock depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement.  The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties without negligence or bad faith.  The obligations under the deposit agreement are limited to performing its duties in good faith.  Neither we nor the preferred stock depositary are obligated to prosecute or defend any legal proceeding regarding any depositary shares or preferred stock unless satisfactory indemnity is furnished.  We and the preferred stock depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

We may remove the preferred stock depositary and the preferred stock depositary may resign at any time, effective upon the acceptance by a successor depositary of its appointment.  However, if a successor preferred stock depositary has not been appointed or accepted such appointment within 45 days after the preferred stock depositary has delivered to us a notice of election to resign, the preferred stock depositary may terminate the deposit agreement.  See “Amendment and Termination of Deposit Agreement” above.

Warrants

General

We may issue warrants to purchase debt securities, common stock, preferred stock or depositary shares representing preferred stock (which we refer to collectively as, the “underlying warrant securities”).  We may issue the warrants independently or together with any underlying warrant securities and either attached to or separate from any underlying warrant securities.  We will issue each series of warrants under a separate warrant agreement (which we refer to as a “warrant agreement”) to be entered into between LNC and a warrant agent.  The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or agency relationship for or with holders or beneficial owners of warrants.  The following describes certain general terms and provisions of the warrants offered pursuant to this prospectus.  We will describe further terms of the warrants and the warrant agreement in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any warrants with respect to which this prospectus is being delivered, including the following:

•                  the title of the warrants;

•                  the aggregate number of warrants;

•                  the price or prices at which the warrants will be issued;

•                  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•                  the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants;

•                  the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•                  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•                  whether the warrants will be issued in registered form or bearer form;

•                  if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•                  if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of warrants issued with each underlying warrant security;

•                  if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•                  information with respect to book-entry procedures, if any;

•                  if applicable, a discussion of certain U.S. federal income tax considerations; and

•                  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Purchase Contracts
And Stock Purchase Units

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates.  The price per share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.  The stock purchase contracts may be issued separately or as a part of units (which we refer to as “stock purchase units”) consisting of a stock purchase contract and either:

•                  senior debt securities or subordinated debt securities,

•                  debt obligations of third parties, including U.S. Treasury securities, or

•                  trust preferred securities of a trust, securing the holder’s obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.  The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.  In certain circumstances, LNC may deliver newly issued prepaid stock purchase contracts (which we refer to as “prepaid securities”) upon release to a holder of any collateral securing the holder’s obligations under the original stock purchase contract.

We will describe the terms of any stock purchase contracts, stock purchase units and prepaid securities in the applicable prospectus supplement.  The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts, stock purchase units and prepaid securities and any document pursuant to which the prepaid securities will be issued.

Trust Preferred Securities

Pursuant to the terms of the trust agreement for each trust, the issuer trustees on behalf of the trust will issue the trust preferred securities and the common securities.  The trust preferred securities of a particular issue will represent preferred beneficial interests in the trust.  The holders of trust preferred securities will be entitled to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement.

Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

This summary of certain provisions of the trust preferred securities and each trust agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each trust agreement, including the definitions of certain terms, and the Trust Indenture Act.  Wherever we refer to particular defined terms of a trust agreement in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus and the prospectus supplement by reference.  We have filed the form of the trust agreement as an exhibit to the registration statement that includes this prospectus.

General

The trust preferred securities of a trust will rank equally, and payments will be made on the trust preferred securities proportionately, with the common securities of that trust except as described under “—Subordination of Common Securities.”  Each trust will use the proceeds from the sale of trust preferred securities and common securities to purchase an aggregate principal amount of corresponding subordinated debt securities of LNC equal to the aggregate liquidation amount of the trust preferred securities and commons securities.  The property trustee of each trust will hold legal title to the corresponding subordinated debt securities for the benefit of the holders of the related trust preferred securities and common securities.  In addition we will execute a guarantee for the benefit of the holders of the related trust preferred securities.  Our obligations under each guarantee are subordinate to our Senior Debt.  Each guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust preferred securities when the related trust does not have funds on hand available to make the payments.  See “Description of Guarantees.”

Distributions

Each trust’s trust preferred securities represent beneficial interests in the applicable trust.  The revenue of each trust available for distribution to the holders of its trust preferred securities will be limited to payments received from us on the corresponding subordinated debt securities.  If we do not make a required payment on the corresponding subordinated debt securities, the trust will not have sufficient funds to make the related payments on the trust preferred securities.

The following are the general distribution rights of the trust preferred securities:

•                  Distributions on each trust preferred security will be payable at a rate specified in the applicable prospectus supplement.

•                  Distributions on the trust preferred securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable prospectus supplement.

•                  If any date on which distributions are payable on the trust preferred securities is not a business day, the trust will pay those distributions on the next succeeding day that is a business day without any interest or other payment as a result of the delay.  However, if that business day is in the next succeeding calendar year, the trust will make the payment on the immediately preceding business day with the same force and effect as if made on the date the payment was originally payable.

•                  The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we specify otherwise in the applicable prospectus supplement.

•                  Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.

(Section 4.1)

If provided in the applicable prospectus supplement, we have the right under the subordinated indenture to defer the payment of interest at any time or from time to time on any series of the corresponding subordinated debt securities for a period which we will specify in the applicable prospectus supplement (which we refer to as an

“extension period”).  However, no extension period may extend beyond the stated maturity of the corresponding subordinated debt securities.  If we elect to defer interest payments on the subordinated debt securities, the trust will defer distributions on the corresponding trust preferred securities during the extension period.  Deferred distributions will continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement. (Section 4.1)

During the extension period, we may not, and may not permit any of our subsidiaries to:

•                  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•                  make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally with or junior in interest to the corresponding subordinated debt securities; or

•                  make any guarantee payments with respect to any guarantee of debt securities of any of our subsidiaries if that guarantee ranks equally or junior in interest to the corresponding subordinated debt securities.

The following actions are not subject to the restrictions discussed above:

•                  dividends on or distributions in our common stock;

•                  redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of rights or the issuance of stock under stock plans in the future;

•                  payments under any guarantee; and

•                  purchases of common stock related to the issuance of common stock under any of our benefit plans for its directors, officers or employees.

Distributions on the trust preferred securities will be payable to the holders as they appear on the register of the trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant distribution date.  Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, the trust will make each payment as described under “Book-Entry Issuance.”  If any trust preferred securities are not in book-entry form, the relevant record date for those trust preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement. (Section 4.1)

Redemption or Exchange

Mandatory Redemption.  If we repay or redeem any corresponding subordinated debt securities, in whole or in part, whether at maturity or upon earlier redemption as provided in the subordinated indenture, the property trustee, upon not less than 30 nor more than 60 days notice, will apply the proceeds from the repayment or redemption to redeem trust securities on a proportionate basis with an aggregate stated liquidation amount equal to the aggregate principal amount of the subordinated debentures repaid or redeemed.  The redemption price (which we refer to as the “redemption price”) will equal the aggregate liquidation amount of the trust securities plus accumulated but unpaid distributions on the trust securities to the redemption date and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding subordinated debt securities.  See “Description of Subordinated Debt Securities—Redemption.” (Section 4.2)

We will have the right to redeem any series of corresponding subordinated debt securities:

•                  in whole at any time or in part from time to time, subject to the conditions described under “Description of Subordinated Debt Securities—Redemption”;

•                  at any time, in whole but not in part, upon the occurrence of a Tax Event or an Investment Company Event (each as defined below and which we collectively refer to as a “Special Event”) and subject to the further conditions described under “Description of Subordinated Debt Securities—Redemption”; or

•                  as we specify in the applicable prospectus supplement.

Special Event Redemption or Distribution of Corresponding Subordinated Debt Securities.  If a Special Event with respect to a series of trust preferred securities and common securities has occurred and is continuing, we have the right to redeem the corresponding subordinated debt securities in whole but not in part and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole but not in part at the redemption price within 90 days following the occurrence of the Special Event.  We have the right to terminate the related trust at any time and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding subordinated debt securities to be distributed to the holders of the trust preferred securities and common securities in liquidation of the trust.  If we do elect either option described above, the applicable series of trust preferred securities will remain outstanding.  If a Tax Event has occurred and is continuing, additional sums (as defined below) may be payable on the corresponding subordinated debt securities.

Extension of Maturity of Corresponding Subordinated Debt Securities.  If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding subordinated debt securities at the time that we exercise our right to elect to terminate the related trust and cause the corresponding subordinated debt securities to be distributed to the holders of the trust preferred securities and common securities in liquidation of the trust.  However, we may extend the maturity only if it satisfies certain conditions specified in the applicable prospectus supplement at the time the election is made and at the time of the extension.

The subordinated indenture defines “additional sums” as the additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding trust preferred securities and common securities of the trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a Tax Event.

“Investment Company Event” means the receipt by the applicable trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the series of trust preferred securities. (Section 1.1)

“Tax Event” means the receipt by the applicable trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change or announced prospective change in, the laws or regulations of the U.S. or any political subdivision or taxing authority in the U.S., or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the trust preferred securities under the trust agreement, there is more than an insubstantial risk that:

•                  the trust is, or will be within 90 days of the date of the opinion, subject to U.S. federal income tax with respect to income received or accrued on the series of corresponding subordinated debt securities,

•                  interest payable by us on the series of corresponding subordinated debt securities is not, or within 90 days of the date of the opinion, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes, or

•                  the applicable trust is, or will be within 90 days of the opinion, subject to more than a minimal amount of other taxes, duties or other governmental charges.

After the liquidation date fixed for any distribution of corresponding subordinated debt securities for any series of trust preferred securities:

•                  that series of trust preferred securities will no longer be deemed to be outstanding;

•                  The Depository Trust Company, referred to as DTC, or its nominee, as the record holder of that series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding subordinated debt securities to be delivered upon such distribution; and

•                  any certificates representing that series of trust preferred securities not held by DTC or its nominee will be deemed to represent corresponding subordinated debt securities having a principal amount equal to the stated liquidation preference of that series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on that series of trust preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance. (Section 1.1)

We cannot predict the market prices for the trust preferred securities or the corresponding subordinated debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur.  Accordingly, the trust preferred securities that an investor may purchase, or the corresponding subordinated debt securities that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered pursuant to this prospectus.

Redemption Procedures

A trust will redeem trust preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding subordinated debt securities.  A trust will redeem trust preferred securities and pay the redemption price only to the extent that the trust has funds on hand available for the payment of the redemption price.  See also “—Subordination of Common Securities.”

If a trust gives a notice of redemption with respect to its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities.  See “Book-Entry Issuance.”  If the trust preferred securities are no longer in book-entry form, to the extent funds are available, the property trustee will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities.  However, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates. (Section 4.2)

If the trust has given the notice of redemption and the property trustee has deposited the funds as required, then upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, other than the right of the holders of the trust preferred securities to receive the redemption price without interest, and the trust preferred securities will cease to be outstanding.  If the date fixed for redemption of trust preferred securities is not a business day, then the trust will pay the redemption price on the next succeeding day which is a business day without any interest or other payment in respect of any such delay.  However, if that business day falls in the next calendar year, the trust will make the payment on the immediately preceding business day.  If payment of the redemption price of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under “Description of Guarantees”, distributions on the trust preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the trust preferred securities to the date the redemption price is actually paid.  In this event, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price. (Section 4.2)

Subject to applicable law (including U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

The trust will pay the redemption price on the trust preferred securities and make any distribution of corresponding subordinated debt securities to the applicable holders of record of the trust preferred securities as they appear on the register for the trust preferred securities on the relevant record date.  The record date will generally be one business day prior to the relevant redemption date or liquidation date, as applicable.  However, if any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement. (Section 4.2)

If less than all of the trust preferred securities and common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and common securities to be redeemed will be allocated proportionately to the trust preferred securities and the common securities based upon their relative liquidation amounts.  The property trustee shall select the particular trust preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding trust preferred securities not previously called for redemption, by such method as the property trustee deems fair and appropriate.  The property trustee may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25) of the liquidation amount of trust preferred securities of a denomination larger than $25.  The property trustee shall promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount of the trust preferred securities to be redeemed.  For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed. (Section 4.2)

The property trustee will mail the notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address.  Unless we default in payment of the redemption price on the corresponding subordinated debt securities, on and after the redemption date interest will cease to accrue on the subordinated debt securities or portions thereof (and distributions will cease to accrue on the related trust preferred securities or portions thereof) called for redemption. (Section 4.2)

Subordination of Common Securities

Each trust will pay distributions on, and the redemption price of, the trust securities it issues equally among its trust preferred securities and common securities based on their respective liquidation amounts.  However, if on any distribution date or redemption date a subordinated debt security event of default has occurred and is continuing, the trust will not pay any distribution on, or redemption price of, any of the trust’s common securities and will not make any other payment on account of the redemption, liquidation or other acquisition of the trust’s common securities, in each case unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding trust preferred securities for all distribution periods terminating on or before the redemption, liquidation or other acquisition, or in the case of payment of the redemption price the full amount of the redemption price on all of the trust’s outstanding trust preferred securities then called for redemption, will have been made or provided for.  In this event, the property trustee will apply all available funds first to the payment in full in cash of all distributions on, or redemption price of, the trust’s trust preferred securities then due and payable. (Section 4.3)

In the case of any trust agreement event of default resulting from a subordinated debt security event of default, we as holder of the trust’s common securities will be deemed to have waived any right to act with respect to the trust agreement event of default under the applicable trust agreement until the effect of all such trust agreement events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated.  Until any trust agreement events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of such trust preferred securities and not on our behalf as holder of the trust’s common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf. (Section 4.3)

Liquidation Distribution Upon Termination

Pursuant to each trust agreement, each trust will automatically terminate upon expiration of its term and will terminate on the first to occur of:

•                  certain events of our bankruptcy, dissolution or liquidation;

•                  the distribution of a like amount of corresponding subordinated debt securities to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to terminate the trust, which direction is optional and wholly within our discretion;

•                  the redemption of all of the trust’s trust securities following a Special Event;

•                  redemption of all of the trust’s trust preferred securities as described under “Description of Trust Preferred Securities — Redemption or Exchange — Mandatory Redemption”; and

•                  the entry of an order for the dissolution of the trust by a court of competent jurisdiction.  (Section 9.2)

If an early termination of the trust occurs other than as a result of redemption of all of the trust’s trust preferred securities as described under “Description of Preferred Securities - Redemption or Exchange - Mandatory Redemption” or following a Special Event, the issuer trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding subordinated debt securities, unless the property trustee determines that distribution of the corresponding debt securities is impracticable.  If the property trustee determines that distribution of the corresponding subordinated debt securities is impracticable, the holders of trust preferred securities will be entitled to receive, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate liquidation amount of the trust preferred securities plus accrued and unpaid distributions to the date of payment (which we refer to as a “liquidation distribution”).  If the trust can pay the liquidation distribution only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the trust will pay amounts payable on its trust preferred securities on a proportionate basis.  The holders of the trust’s common securities will generally be entitled to receive distributions upon the liquidation proportionately with the holders of its trust preferred securities.  However, if a subordinated debt security event of default has occurred and is continuing, the trust preferred securities will have a priority over the common securities.  A supplemental Indenture may provide that if an early termination occurs as a result of the entry of a court order for the dissolution of the trust, the corresponding subordinated debt securities may be subject to optional redemption in whole but not in part. (Section 9.4)

Events of Default; Notice

Any one of the following events constitutes an “event of default” under each trust agreement (which we refer to as a “trust agreement event of default”) with respect to the trust preferred securities issued under that trust agreement, whatever the reason for the trust agreement event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•                  the occurrence of a subordinated debt security event of default under the subordinated indenture (see “Description of Subordinated Debt Securities — Subordinated Debt Security Events of Default”);

•                  default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

•                  default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

•                  default in the performance or breach in any material respect of any covenant or warranty of the issuer trustees in the trust agreement (other than a default by the property trustee in the payment of any distribution on, or redemption price of, trust securities as described above), and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation preference of the outstanding trust preferred securities of the applicable trust have provided, by registered or certified mail, a written notice to the defaulting issuer trustee or trustees specifying the default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the trust agreement; or

•                  the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days of that event.  (Section 1.1)

Within 90 days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee will transmit notice of the trust agreement event of default to the holders of the trust’s trust preferred securities, the administrative trustees and to us, as depositor, unless the trust agreement event of default is cured or waived.  (Section 8.2) We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement. (Section 8.16)

If a subordinated debt security event of default has occurred and is continuing, the trust preferred securities will have a preference over the common securities upon termination of each trust as described above.  See “—Liquidation Distribution Upon Termination.”  The existence of a trust agreement event of default does not entitle the holders to accelerate the maturity of the trust preferred securities.

Removal of Issuer Trustees

Unless a subordinated debt security event of default has occurred and is continuing, the holder of the common securities may remove any issuer trustee at any time.  If a subordinated debt security event of default has occurred and is continuing, the holders of a majority in liquidation amount of the outstanding trust preferred securities may remove the property trustee and the Delaware trustee at such time.  The holders of the trust preferred securities do not have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us as the holder of the common securities.  No resignation or removal of an issuer trustee and no appointment of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the applicable trust agreement. (Section 8.10)

Co-trustees and Separate Property Trustee

Unless a trust agreement event of default has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees may appoint one or more persons to act either:

•                  as a co-trustee, jointly with the property trustee, of all or any part of the trust property; or

•                  to act as separate trustee of any of the trust property.

The co-trustee or separate trustee will have such powers as may be provided in the instrument of appointment.  We and the administrative trustees may vest in the co-trustee or separate trustee any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement.  If subordinated debt security event of default has occurred and is continuing, the property trustee alone will have power to make the appointment. (Section 8.9)

Merger or Consolidation of Issuer Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which that trustee will be a party, or any corporation succeeding to all or substantially all the corporate trust business of that trustee, will be the successor of that trustee under each trust agreement, provided the corporation is otherwise qualified and eligible. (Section 8.12)

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person or entity, except as described below.  A trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state; provided, that:

•                  the successor entity either expressly assumes all of the obligations of the trust with respect to the trust preferred securities or substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities (which we refer to as “successor securities”), so long as the successor securities have the same rank as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•                  we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding subordinated debt securities;

•                  the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

•                  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•                  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•                  the successor entity has a purpose identical to that of the trust;

•                  prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, LNC has received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•                  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

•                  following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•                  we (or any permitted successor or assignee) own all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Despite the foregoing, a trust will not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes. (Section 9.5)

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the trust preferred securities will have no voting rights. (Section 6.1)

We, the property trustee and the administrative trustees may amend a trust agreement from time to time without the consent of the holders of the trust preferred securities:

•                  to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the trust agreement which are not inconsistent with the other provisions of the trust agreement; or

•                  to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act of 1940;

provided, however, that in the case of the first bullet point above, the action will not adversely affect in any material respect the interests of any holder of trust securities.  Any amendments of the trust agreement will become effective when notice of the amendment is given to the holders of trust securities.

We and the issuer trustees may generally amend a trust agreement with:

•                  the consent of holders representing not less than a majority in liquidation amount of the outstanding trust securities; and

•                  receipt by the issuer trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the issuer trustees in accordance with the amendment will not affect the trust’s status as a grantor trust for U.S. federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act of 1940.

However, we and the issuer trustees may not amend a trust agreement without the consent of each holder of trust securities to:

•                  change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made with respect to the trust securities as of a specified date; or

•                  restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after that date.  (Section 10.2)

So long as any corresponding subordinated debt securities are held by the property trustee, the issuer trustees will not:

•                  direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee or executing any trust or power conferred on the property trustee with respect to the corresponding subordinated debt securities;

•                  waive any past default that is waivable under Section 5.13 of the subordinated indenture;

•                  exercise any right to rescind or annul a declaration that the principal of all the subordinated debt securities is due and payable; or

•                  consent to any amendment, modification or termination of the subordinated indenture or the corresponding subordinated debt securities where such consent is required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities; provided, however, that where a consent under the subordinated indenture would require the consent of each holder of corresponding subordinated debt securities affected thereby, the property trustee may not consent without the prior approval of each holder of corresponding trust preferred securities.  (Section 6.1)

The issuer trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders.  The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the corresponding subordinated debt securities.  In addition to obtaining the approvals of the holders of the trust preferred securities referred to above, prior to taking any of the foregoing actions, the issuer trustees will obtain an opinion of counsel experienced in such matters to the effect that the trust will not be classified as a corporation for U.S. federal income tax purposes on account of the action.  (Section 6.1)

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for that purpose or pursuant to written consent.  The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in each trust agreement. (Section 6.2)

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that we own, the issuer trustees or any of our affiliates or any issuer trustees, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

A trust may issue trust preferred securities of a series in whole or in part in the form of one or more global securities that the trust will deposit with, or on behalf of, the depository identified in the prospectus supplement relating to that series.  Unless otherwise indicated in the applicable prospectus supplement, the depository will be DTC.  A trust may issue global securities only in fully registered form and in either temporary or permanent form.  Unless and until it is exchanged in whole or in part for the individual trust preferred securities it represents, a global security may not be transferred except as a whole:

•                  by the depository for the global security to a nominee of the depository;

•                  by a nominee of the depository to the depository or another nominee of the depository; or

•                  by the depository or any nominee to a successor depository or any nominee of the successor.

Unless otherwise specified in the applicable prospectus supplement, a global security representing a series of trust preferred securities will be exchangeable for individual trust preferred securities of that series in the following circumstances:

•                  if a depository is unwilling or unable to continue as depository or if the depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

•                  at any time in our sole discretion if we determine not to have any trust preferred securities of that series represented by a global security;

•                  if we so specify with respect to a series of trust preferred securities, at any time upon the request of an owner of a beneficial interest in a global security representing trust preferred securities of that series if the exchange is made on terms acceptable to us, the subordinated indenture trustee and the depository; or

•                  a subordinated debt security event of default has occurred and is continuing with respect to the corresponding subordinated debt securities.

To the extent not described under the heading “Book-Entry Issuance,” we will describe the terms of the depository arrangement for a series of trust preferred securities to be represented by a global security in the applicable prospectus supplement.

Payment and Paying Agency

Payments in respect of any global certificate representing trust preferred securities will be made to the depositary, which will credit the relevant accounts at the depository on the applicable distribution dates.  Payments in respect of trust preferred securities held in certificated form will be made by check mailed to the address of the holder entitled thereto as the address appears on the register.  Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us.  The paying agent may resign as paying agent upon 30 days’ written notice to the property trustee and us.  If the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and us, to act as paying agent. (Section 5.9)

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

The registrar and transfer agent will register transfers of trust preferred securities without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange.  The trusts will not be required to register or cause to be registered the transfer of their trust preferred securities after the trust preferred securities have been called for redemption. (Section 5.4)

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of a trust agreement event of default, undertakes to perform only those duties as are specifically set forth in each trust agreement and, after a trust agreement event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.  If:

•                  the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement,

•                  the matter is not one on which holders of trust preferred securities are entitled to vote under the trust agreement, and

•                  no trust agreement event of default has occurred and is continuing,

then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct. (Section 8.3)

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that:

•                  no trust will be deemed to be an “investment company” required to be registered under the Investment Company Act of 1940;

•                  no trust will be classified as an association taxable as a corporation for U.S. federal income tax purposes; and

•                  the corresponding subordinated debt securities will be treated as our indebtedness for U.S. federal income tax purposes.

We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that we and the administrative trustees determine in their discretion to be necessary or desirable for the purposes described above, as long as the action does not materially adversely affect the interests of the holders of the related trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Guarantees of Trust Preferred Securities

We will execute a guarantee concurrently with the issuance by each trust of its trust preferred securities for the benefit of the holders from time to time of the trust preferred securities.  J.P. Morgan Trust Company, National Association, whom we refer to in such capacity as the “guarantee trustee”, will act as indenture trustee under each guarantee for the purposes of compliance with the Trust Indenture Act.  The guarantee trustee will hold each guarantee for the benefit of the holders of the related trust’s trust preferred securities.  Each guarantee will be qualified as an indenture under the Trust Indenture Act.

This summary of certain provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each guarantee agreement, including the definitions of certain terms, and the Trust Indenture Act.  We have filed the form of the guarantee as an exhibit to the registration statement that includes this prospectus.  Reference in this summary to trust preferred securities means that trust’s trust preferred securities to which a guarantee relates.

General

Pursuant to and to the extent set forth in the guarantee, we will irrevocably agree to pay in full the guarantee payments on a subordinated basis to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.  The following payments constitute “guarantee payments” with respect to the trust preferred securities and, to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

•                  any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand available therefor at such time,

•                  the redemption price with respect to any trust preferred securities called for redemption to the extent that the trust has funds on hand available therefor at such time, or

•                  upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (unless the corresponding subordinated debt securities are distributed to holders of the trust preferred securities), the lesser of the liquidation distribution and the amount of assets of the trust remaining available for distribution to holders of trust preferred securities.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable trust preferred securities or by causing the trust to pay the required amounts to the holders.  (Section 5.1)

Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust’s obligations under the trust preferred securities, but will apply only to the extent that the related trust has funds sufficient to make such payments.  If we do not make interest payments on the corresponding subordinated debt securities held by the trust, the trust will not be able to pay distributions on the trust preferred securities and will not have funds legally available therefor.  Each guarantee will rank subordinate and junior in right of payment to all of our Senior Debt.  See “—Status of the Guarantees.”

We are a non-operating holding company and our consolidated subsidiaries own almost all of our operating assets.  We rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses.  Accordingly, our obligations under the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments thereunder.  The payment of dividends by our insurance company subsidiaries is limited under the insurance holding company laws in which our subsidiaries are domiciled.  Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit our incurrence or issuance of other secured or unsecured debt, whether under the Indenture, any other indenture that we may enter into in the future or otherwise.  See the prospectus supplement relating to any offering of trust preferred securities.

Our obligations described in this prospectus and in any accompanying prospectus supplement, through the applicable guarantee, the applicable trust agreement, the subordinated debt securities, the subordinated indenture, any supplemental indentures to the subordinated indenture, and the expense agreement, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the trust preferred securities.  No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee.  It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities.  See “The Trusts,” “Description of Trust Preferred Securities,” and “Description of Subordinated Debt Securities.”

Status of the Guarantees

Each guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our Senior Debt. (Section 6.1)

Each guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust affiliated with us, which is a financing vehicle.  (Section 6.2)  Each guarantee will constitute a guarantee of payment and not of collection.  (Section 5.5) Therefor, to the extent provided below, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.  (Section 5.4) Each guarantee will be held for the benefit of the holders of the related trust preferred securities.  None of the guarantees places a limitation on the amount of additional Senior Debt that we may incur.  We expect from time to time to incur additional indebtedness constituting Senior Debt.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no vote will be required, no guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding trust preferred securities covered by that guarantee. (Section 8.2) The manner of obtaining any approval will be as set forth under “Description of the Trust Preferred Securities—Voting Rights; Amendment of Each Trust Agreement.”  All guarantees and agreements contained in each guarantee will bind the successors, assigns, receivers, trustees and representatives of LNC and will inure to the benefit of the holders of the related trust preferred securities then outstanding. (Section 8.1)

Events of Default

An event of default under each guarantee will occur upon the failure of LNC to perform any of its payment or other obligations under that guarantee.  The holders of not less than a majority in aggregate liquidation amount of the related trust preferred securities covered by a guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of that guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under that guarantee. (Section 5.4)

If the guarantee trustee fails to enforce the guarantee after a holder has made a written request for the guarantee trustee to do so or if we have failed to make a guarantee payment, then any holder of the trust preferred securities covered by a guarantee may, to the extent permitted by law, institute a legal proceeding directly against us to enforce its rights under that guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. (Section 5.4)

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee.  (Section 2.4)

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only such duties as are specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.  (Section 3.1)  Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. (Section 3.2)

Termination of the Guarantees

Each guarantee will terminate and be of no further force and effect upon:

•                  full payment of the redemption price of the related trust preferred securities;

•                  full payment of the amounts payable upon liquidation of the related trust; or

•                  upon distribution of corresponding subordinated debt securities to the holders of the related trust preferred securities.

Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the related guarantee. (Section 7.1)

Governing Law

Each guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

Pursuant to the expense agreement entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any trust preferred securities or other similar interests in the trust the amounts due those holders pursuant to the terms of the trust preferred securities or such other similar interests, as the case may be.

Relationship among the Trust Preferred Securities,

the Corresponding Subordinated Debt Securities

and the Guarantees

Full and Unconditional Guarantee

As and to the extent set forth under “Description of Guarantees,” we will irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities to the extent the trust has funds available for the payment of such distributions.  Taken together, our obligations under each series of subordinated debt securities, the subordinated indenture, the related trust agreement, the related expense agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of trust preferred securities.  No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee.  It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities.  If and to the extent that we do not make payments on any series of corresponding subordinated debt securities, the related trust will not pay distributions or other amounts due on its trust preferred securities.  The guarantees do not cover payment of distributions when the related trust does not have sufficient funds to pay the distributions.  In that event, the remedy of a holder of a series of trust preferred securities is to institute a legal proceeding directly against us for enforcement of payment of distributions to the holder.  Our obligations under each guarantee are subordinate and junior in right of payment to all our Senior Debt.

Sufficiency of Payments

As long as we make interest and other payments when due on each series of corresponding subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the related trust preferred securities, primarily because:

•                  the aggregate principal amount of each series of corresponding subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the related trust preferred securities and related common securities;

•                  the interest rate and interest and other payment dates on each series of corresponding subordinated debt securities will match the distribution rate and distribution and other payment dates for the related trust preferred securities;

•                  we will pay for all and any costs, expenses and liabilities of the trust except the trust’s obligations to holders under the trust preferred securities; and

•                  each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

Despite anything in the subordinated indenture to the contrary, we have the right to set-off any payment it is otherwise required to make under the subordinated indenture with and to the extent we have previously made, or s concurrently on the date of such payment making, a payment under the related guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

If the guarantee trustee fails to enforce the guarantee after a holder has made a written request for the guarantee trustee to do so or if we have failed to make a guarantee payment, a holder of any related trust preferred security may institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

A default or event of default under any of our Senior Debt would not constitute a trust agreement event of default.  However, in the event of payment defaults under, or acceleration of, our senior Debt, the subordination provisions of the subordinated indenture provide that no payments may be made in respect of the corresponding subordinated debt securities until the Senior Debt has been paid in full or any payment default thereunder has been cured or waived.  Failure to make required payments on any series of corresponding subordinated debt securities would constitute a trust agreement event of default.

Limited Purpose of Trusts

Each trust’s trust preferred securities evidence a beneficial interest in that trust, and each trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds from the issuance in corresponding subordinated debt securities.  A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding subordinated debt security is that a holder of a corresponding subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of the distributions.

Rights Upon Termination

Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding subordinated debt securities, the holders of the related trust preferred securities will be entitled to receive, out of assets held by such trust, the liquidation distribution in cash.  See “Description of Trust Preferred Securities — Liquidation Distribution Upon Termination.”  Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding subordinated debt securities, would be a subordinated creditor of us, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Dennis L. Schoff, Esquire, Senior Vice President and General Counsel of LNC and for the trusts by Richards, Layton & Finger, special Delaware counsel to the trusts, and/or by counsel named in the applicable prospectus supplement.  As of the date of this registration statement, Mr. Schoff beneficially owns approximately 96,260 shares of our Common Stock including options exercisable within sixty (60) days of the date of the registration statement and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of LNC appearing in LNC’s Annual Report (Form 10-K) for the year ended December 31, 2004 (including schedules appearing therein) and LNC management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the Registrant.

Registration fees	$ *
Printing and engraving	300,000
Legal fees and expenses	200,000
Transfer Agent and Registrar, Trustee and Depositary Fees	200,000
Accounting fees and expenses	200,000
Miscellaneous	50,000
TOTAL	$950,000

 *  To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

Item 15.                                                    Indemnification of Directors and Officers

Our bylaws, pursuant to authority contained in the IBCL and the Indiana Insurance Law, respectively, provide for the indemnification of our officers, directors and employees against the following:

•                  reasonable expenses (including attorneys’ fees) incurred by them in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties (including those brought by, or on behalf of us) if they are successful on the merits or otherwise in the defense of such proceeding except with respect to matters as to which they are adjudged liable for negligence or misconduct in the performance of duties to their respective corporations.

•                  reasonable costs of judgments, settlements, penalties, fines and reasonable expenses (including attorneys’ fees) incurred with respect to, any action, suit or proceeding, if the person’s conduct was in good faith and the person reasonably believed that his/her conduct was in our best interest.  In the case of a criminal proceeding, the person must also have reasonable cause to believe his/her conduct was lawful.

Indiana Law requires that a corporation, unless limited by its articles of incorporation, indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

No indemnification or reimbursement will be made to an individual judged liable to us, unless a court determines that in spite of a judgment of liability to the corporation, the individual is reasonably entitled to indemnification, but only to the extent that the court deems proper.  Additionally, if an officer, director or employee does not meet the standards of conduct described above, such individual will be required to repay us for any advancement of expenses it had previously made.

In the case of directors, a determination as to whether indemnification or reimbursement is proper will be made by a majority of the disinterested directors or, if it is not possible to obtain a quorum of directors not party to or interested in the proceeding, then by a committee thereof or by special legal counsel.  In the case of individuals who are not directors, such determination will be made by the chief executive officer of the respective corporation, or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of the corporation.

Such indemnification may apply to claims arising under the Securities Act of 1933, as amended.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

We maintain a program of insurance under which our directors and officers are insured, subject to specified exclusions and deductible and maximum amounts, against actual or alleged errors, misstatements, misleading statements, acts or omissions, or neglect or breach of duty while acting in their respective capacities for us.

The indemnification and advancement of expenses provided for in our bylaws does not exclude or limit any other rights to indemnification and advancement of expenses that a person may be entitled to other agreements, shareholders’ and board resolutions and our articles of incorporation.

Item 16.              Exhibits

The exhibits filed with this Registration Statement are listed in the Exhibit Index beginning on page E-1, which is incorporated herein by reference.

Item 17.              Undertakings

The undersigned Registrant hereby undertakes:

(a)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                         to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                      to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimate maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provide, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

(c)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.                  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)                                  That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf o an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)                              Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(f)                                    That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of and employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)                                 To file an application for the purpose of determining the eligibility of the trustee under the act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) or the Trust Indenture Act.

(h)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel that has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final jurisdiction of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 14th day of March, 2006.

LINCOLN NATIONAL CORPORATION

By:	/s/ Frederick J. Crawford
Frederick J. Crawford
Senior Vice President
and Chief Financial Officer

Each person whose signature appears below herby constitutes and appoints Jon A. Boscia, Frederick J. Crawford, and Dennis L. Schoff, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement , and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon A. Boscia	Chairman and Chief	March 14, 2006
Jon A. Boscia	Executive Officer (Principal Executive Officer) and a Director

/s/ Frederick J. Crawford	Senior Vice President and	March 14, 2006
Frederick J. Crawford	Chief Financial Officer (Principal Financial Officer)

/s/ Douglas N. Miller	Chief Accounting Officer	March 14, 2006
Douglas N. Miller	(Principal Accounting Officer)

/s/ Marcia J. Avedon	Director	March 14, 2006
Marcia J. Avedon

/s/ William J. Avery	Director	March 14, 2006
William J. Avery

/s/ J. Patrick Barrett	Director	March 14, 2006
J. Patrick Barrett

/s/ Jenne K. Britell	Director	March 14, 2006
Jenne K. Britell

/s/ Eric G. Johnson	Director	March 14, 2006
Eric G. Johnson

/s/ M. Leanne Lachman	Director	March 14, 2006
M. Leanne Lachman

/s/ Michael F. Mee	Director	March 14, 2006
Michael F. Mee

/s/ Ron J. Ponder	Director	March 14, 2006
Ron J. Ponder

/s/ Jill S. Ruckelshaus	Director	March 14, 2006
Jill S. Ruckelshaus

/s/ Glenn F. Tilton	Director	March 14, 2006
Glenn F. Tilton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX, each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, state of Pennsylvania, on March 14, 2006.

LINCOLN NATIONAL CAPITAL VII

By: Lincoln National Corporation, as Depositor

By:	/s/ Frederick J.Crawford
Name:	Frederick J. Crawford
Title:	Senior Vice President and Chief Financial Officer

LINCOLN NATIONAL CAPITAL VIII

By: Lincoln National Corporation, as Depositor

By:	/s/ Frederick J.Crawford
Name:	Frederick J. Crawford
Title:	Senior Vice President and Chief Financial Officer

LINCOLN NATIONAL CAPITAL IX

By: Lincoln National Corporation, as Depositor

By:	/s/ Frederick J.Crawford
Name:	Frederick J. Crawford
Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

1.1+	Form of Underwriting Agreement for Debt Securities.
1.2+	Form of Underwriting Agreement for Common Stock.
1.3+	Form of Underwriting Agreement for Preferred Stock.
1.4+	Form of Underwriting Agreement for Warrants.
1.5+	Form of Underwriting Agreement for Stock Purchase Contracts.
1.6+	Form of Underwriting Agreement for Stock Purchase Units.
1.7+	Form of Underwriting Agreement for Trust Preferred Securities.
2.1

Agreement and Plan of Merger, dated October 9, 2005, among LNC, Quartz Corporation and Jefferson-Pilot Corporation is incorporated by reference to Exhibit 2.1 of LNC’s Form 8-K (File No 1-6028) filed with the SEC on October 11, 2005.

2.2

Amendment No. 1 to the Agreement and Plan of Merger dated as of January 26, 2006 among LNC, Lincoln JP Holding, L.P., Quartz Corporation and Jefferson Pilot Corporation filed as Exhibit 2.1 to LNC’s Form 8-K (file No. 1-6028) filed with the SEC on January 31, 2006.

4.1	The Articles of Incorporation of LNC as last amended effective May 12, 1994 are incorporated by reference to Exhibit 3(a) of LNC’s Form 10-K (File No. 1-6028) for the year ended December 31, 2001.
4.2	The Bylaws of LNC as last amended on May 8, 2003 are incorporated by reference to Exhibit 3(b) of LNC’s Form 10-Q (File No. 1-6028) for the quarter ended June 30, 2004.
4.3

Indenture of LNC dated as of January 15, 1987, between LNC and Morgan Guaranty Trust Company of New York is incorporated by reference to Exhibit 4(a) of LNC’s Form 10-K (File No. 1-6028) for the year ended December 31, 1994.

4.4

First Supplemental Indenture dated as of July 1, 1992, to Indenture dated as of January 15, 1987 is incorporated by reference to Exhibit 4(b) of LNC’s Form 10-K (File No. 1-6028) for the year ended December 31, 2001.

4.5	Rights Agreement of LNC as last amended November 14, 1996 is incorporated by reference to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on November 22, 1996.
4.6

Indenture of LNC dated as of September 15, 1994, between LNC and The Bank of New York, as Trustee, is incorporated by reference to Exhibit 4(e) of LNC’s Form 10-K (File No. 1-6028) for the year ended December 31, 1998.

4.7	Form of Note dated as of September 15, 1994 is incorporated by reference to Exhibit 4(d) of LNC’s Registration Statement on Form S-3/A (File No. 33-55379) filed with the SEC on September 15, 1994.
4.8

Form of Zero Coupon Security dated as of September 15, 1994 is incorporated by reference to Exhibit 4(f) of LNC’s Registration Statement on Form S-3/A (File No. 33-55379) filed with the SEC on September 15, 1994.

4.9

Junior Subordinated Indenture dated as of May 1, 1996 between LNC and J.P. Morgan Trust Company, National Association (successor in interest to The First National Bank of Chicago) is incorporated by reference to Exhibit 4(j) of LNC’s Form 10-K (File No. 1-6028) for the year ended December 31, 2001.

4.10

First Supplemental Indenture dated as of August 14, 1998, to Junior Subordinated Indenture dated as of May 1, 1996 is incorporated by reference to Exhibit 4.4 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on August 27, 1998.

4.11	Specimen of 6 1/2% Notes due March 15, 2008 incorporated by reference to Exhibit 4.1 LNC’s Form 8-K (File No. 1-6028) filed with the SEC on March 24, 1998.
4.12	Specimen of 7% Notes due March 15, 2018 incorporated by reference to Exhibit 4.2 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on March 24, 1998.
4.13

Amended and Restated Trust Agreement dated November 19, 2001, among LNC, as Depositor, Bank One Trust Company, National Association, as Property Trustee, Bank One Delaware, Inc., as Delaware Trustee, and the Administrative Trustee named therein is incorporated by reference to Exhibit 4.1 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on November 21, 2001.

4.14	Form of 7.65% Trust Preferred Security Certificate is incorporated by reference to Exhibit 4.2 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on November 21, 2001.
4.15

Guarantee Agreement dated November 19, 2001 between LNC, as Guarantor, and Bank One Trust Company, National Association, as Guarantee Trustee, is incorporated by reference to Exhibit 4.4 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on November 21, 2001.

4.16	Form of 6.20% Note dated December 7, 2001 is incorporated by reference to Exhibit 4.1 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on December 11, 2001.
4.17	Form of Note dated June 3, 2002 is incorporated by reference to Exhibit 4.1 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on June 6, 2002.
4.18

Amended and Restated Trust Agreement dated September 11, 2003, among LNC, as Depositor, Bank One Trust Company, National Association, as Property Trustee, Bank One Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein is incorporated by reference to Exhibit 4.1 of Form 8-K (File No. 1-6028) filed with the SEC on September 16, 2003.

4.19	Form of 6.75% Trust Preferred Security certificate is incorporated by reference to Exhibit 4.2 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on September 16, 2003.

4.20	Form of 6.75% Junior Subordinated Deferrable Interest Debentures, Series F is incorporated by reference to Exhibit 4.3 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on September 16, 2003.
4.21

Guarantee Agreement dated September 11, 2003 between LNC, as Guarantor, and Bank One Trust Company, National Association, as Guarantee Trustee is incorporated by reference to Exhibit 4.4 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on September 16, 2003.

4.22	Form of 4.75% Note due February 15, 2014 is incorporated by reference to Exhibit 4.1 of LNC’s Form 8-K (File No. 1-6028) filed with the SEC on February 4, 2004.
4.23	Certificate of Trust of Lincoln National Capital VII is incorporated by reference to Exhibit 4(bb) of LNC’s Form S-3 (File No. 333-84728) filed with the SEC on March 21, 2002.
4.24	Trust Agreement of Lincoln National Capital VII is incorporated by reference to Exhibit 4(cc) of LNC’s Form S-3 (File No. 333-84728) filed with the SEC on March 21, 2002.
4.25	Certificate of Trust of Lincoln National Capital VIII is incorporated by reference to Exhibit 4(dd) of LNC’s Form S-3 (File No. 333-84728) filed with the SEC on March 21, 2002.
4.26	Trust Agreement of Lincoln National Capital VIII is incorporated by reference to Exhibit 4(ee) of LNC’s Form S-3 (File No. 333-84728) filed with the SEC on March 21, 2002.
4.27	Certificate of Trust of Lincoln National Capital IX is incorporated by reference to Exhibit 4(ff) of LNC’s Form S-3 (File No. 333-84728) filed with the SEC on March 21, 2002.
4.28	Trust Agreement of Lincoln National Capital IX is incorporated by reference to Exhibit 4(gg) of LNC’s Form S-3 (File No. 333-84728) filed with the SEC on March 21, 2002.
4.29	Form of Amended and Restated Trust Agreement for Lincoln National Capital VII is incorporated by reference to Exhibit 4(ii) of LNC’s Form S-3 (File No. 333-84728) filed with the SEC on March 21, 2002.
4.30

Form of Amended and Restated Trust Agreement for Lincoln National Capital VIII is incorporated by reference to Exhibit 4(jj) of LNC’s Form S-3 (File No. 333-84728) filed with the SEC on March 21, 2002.

4.31	Form of Amended and Restated Trust Agreement for Lincoln National Capital IX is incorporated by reference to Exhibit 4(kk) of LNC’s Form S-3 (File No. 333-84728) filed with the SEC on March 21, 2002.
4.32

Form of Preferred Security Certificate for Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX (included as Exhibit D of Exhibits 4.28, 4.29 and 4.30 respectively).

4.33	Form of Guarantee Agreement for Lincoln National Capital VII is incorporated by reference to Exhibit 4(nn) of LNC’s Form S-3 (File No. 333-84728) filed with the SEC on March 21, 2002.
4.34	Form of Guarantee Agreement for Lincoln National Capital VIII is incorporated by reference to Exhibit 4(oo) of LNC’s Form S-3 (File No. 333-84728) filed with the SEC on March 21, 2002.
4.35	Form of Guarantee Agreement for Lincoln National Capital IX is incorporated by reference to Exhibit 4(pp) of LNC’s Form S-3 (File No. 333-84728) filed with the SEC on March 21, 2002.
4.36+	Form of Stock Purchase Contract.
4.37+	Form of Stock Purchase Unit.
4.38+	Form of Deposit Agreement (including Form of Depositary Share Certificate) with respect to Depositary Shares.
4.39+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Debt Securities.
4.40+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Common Stock.
4.41+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Preferred Stock.
4.42+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Depositary Shares.
4.43+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Stock Purchase Contracts.
4.44+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Stock Purchase Units.
4.45+	Form of Senior Debenture.
4.46+	Form of Subordinated Debenture.
5.1	Opinion of Dennis L. Schoff, Esq., Senior Vice President and General Counsel of LNC.
5.2	Opinion of Richards, Layton & Finger as to legality of the trust preferred securities issued by Lincoln National Capital VII, Lincoln National Capital VIII and Lincoln National Capital IX.
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges is incorporated by reference to Exhibit 12 to LNC’s Form 10-K (File No. 1-6028) for the year ended December 31, 2004.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Dennis L. Schoff, Esq. (included in Exhibit 5.1).
23.3	Consent of Richards, Layton & Finger (included in Exhibit 5.2).
24	Powers of Attorney (included on signature page).
25.1	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the indenture is incorporated by reference to Exhibit 25 to LNC’s Form S-3 (File No. 33-55379) filed with the SEC on September 6, 1994.
25.2	Form T-1 Statement of Eligibility of J.P. Morgan Trust Company, National Association to act as trustee under the junior subordinated indenture.
25.3

Form T-1 Statement of Eligibility of J.P. Morgan Trust Company, National Association to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital VII and under the Guarantee for the benefit of the holders of trust preferred securities of Lincoln National Capital VII.

25.4

Form T-1 Statement of Eligibility of J.P. Morgan Trust Company, National Association to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital VIII and under the Guarantee for the benefit of holders of trust preferred securities of Lincoln National Capital VIII.

25.5

Form T-1 Statement of Eligibility of Bank One Trust Company, National Association to act as trustee under the Amended and Restated Trust Agreement of Lincoln National Capital IX and under the Guarantee for the benefit of holders of trust preferred securities of Lincoln National Capital IX.

+  To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein